UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

GROUP 1 AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROUP 1 AUTOMOTIVE

2016 PROXY STATEMENT

Notice of 2016 Annual Meeting of Stockholders
Wednesday, May 18, 2016

April 8, 2016

Dear Fellow Stockholder:

You are cordially invited to attend Group 1 Automotive’s 2016 Annual Meeting of Stockholders to be held at the Company’s Sterling McCall Lexus dealership, 10025 Southwest Freeway, Houston, Texas 77074, on Wednesday, May 18, 2016, at 10:00 a.m. Central Daylight Time.

2015 was a strong year with continued growth of both net income and revenue. For 2016, management expects further expansion of the U.S. new vehicle industry and increased momentum of the parts and service segment. The Company remains diligent with delivering shareholder value by leveraging revenue growth, repurchasing shares, optimizing our brand and dealership portfolio, strategically expanding in the United Kingdom, increasing the quarterly cash dividend, and harnessing the expertise within our overall management team.

This year’s meeting agenda includes a vote to (i) elect eight director nominees for a term expiring at the next Annual Meeting of Stockholders, (ii) approve, on a non-binding advisory basis, our executive compensation, and, (iii) ratify Ernst & Young LLP as our independent registered public accountants. Management will also review the Company’s business and financial performance.

The Company’s success involves thoughtful planning and dialogue from a dedicated team of people which include our customers, our employees, and you, our shareholders. We hope you are able to join us at the Annual Meeting, but if you cannot we look forward to hearing your voice via your participation in voting on the business items set forth in the attached notice. Regardless of the number of shares you own, your vote matters. We encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, to assure that your shares are represented and voted at the meeting.

Thank you for your time and interest in Group 1.

Sincerely,

John L. Adams Chairman of the Board	Earl J. Hesterberg President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF GROUP 1 AUTOMOTIVE, INC.

Date:	May 18, 2016
Time:	10:00 a.m., Central Daylight Time
Place:	Sterling McCall Lexus 10025 Southwest Freeway Houston, Texas 77074

Matters to be voted on:

1.	To elect the eight director nominees named in the proxy statement, each for a term expiring at the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve, on a non-binding advisory basis, our executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016; and

4.	To transact such other business as may be properly brought before the meeting.

Stockholders of record at the close of business on March 21, 2016, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders will be available and may be inspected during normal business hours for a period of at least 10 days prior to the Annual Meeting at the offices of Group 1, 800 Gessner, Suite 500, Houston, Texas 77024. The list of stockholders will also be available for your review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

The proxy materials, including this Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), the proxy statement, a proxy card or voting instruction card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2015 are being distributed and made available on or about April 8, 2016. In accordance with rules approved by the Securities and Exchange Commission, beginning on or about April 8, 2016, we mailed the Notice of Internet Availability to certain beneficial owners of our common stock and stockholders of record containing instructions on how to access the proxy materials and vote online. In addition, the proxy materials were mailed to certain beneficial owners of our common stock and stockholders of record on or about April 8, 2016.

Your vote is important. We urge you to review the accompanying materials carefully and to vote by telephone or Internet as promptly as possible. Alternatively, you may request a proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Beth Sibley Corporate Secretary

Houston, Texas

April 8, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2016

The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available at http://www.proxyvote.com.

2016 Proxy Summary	i
2016 Annual Meeting Date and Location	1
Delivery of Proxy Materials	1
Questions and Answers about the Annual Meeting	2
Information about our Board of Directors and its Committees	6
Proposal 1 — Election of Directors	15
Proposal 2 — Non-Binding Advisory Vote on Executive Compensation	21
Proposal 3 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	22
Report of the Audit Committee	24
Executive Officers	25
2015 Compensation Discussion and Analysis	27
Business and Financial Highlights	27
Compensation and Corporate Governance	28
Role of the Compensation Committee, its Consultant and Management	28
Objectives of our Executive Compensation Program	29
Tally Sheets	30
Compensation Components	31
Base Salary	31
Annual Incentive Compensation Plan	31
Long-Term Equity Incentive Compensation	34
401(k) Plan	35
Employee Stock Purchase Plan	35
Deferred Compensation Plan	35
Other Benefits	36
Employment Agreements, Severance Benefits and Change in Control Provisions	36
Hedging and Pledging Prohibitions	37
Policy on Payment or Recoupment of Performance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatements (“Clawbacks”)	37
Stock Ownership Guidelines	37
Tax Deductions for Compensation	38
Risk Assessment	38
Report of the Compensation Committee	39
Executive Compensation	40
2015 Summary Compensation Table	40
Grants of Plan-Based Awards in 2015	41
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	42
Outstanding Equity Awards at December 31, 2015	43
2015 Restricted Stock Vested	44
Nonqualified Deferred Compensation	44
Potential Payments upon Termination or Change in Control	45
Director Compensation	52
Certain Relationships and Related Transactions	55
Security Ownership Information	57
Stockholder Proposals for 2017 Annual Meeting	60
2015 Annual Report	60
Householding	61
Other Matters	61

2016 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

This proxy statement is being distributed and made available on or about April 8, 2016 in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc. for use at our 2016 Annual Meeting of Stockholders.

Annual Meeting of Stockholders:

Date:	May 18, 2016

Time:	10:00 a.m., Central Daylight Time

Place:	Sterling McCall Lexus 10025 Southwest Freeway Houston, Texas 77074

Record date:	March 21, 2016

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. All elections of directors shall be decided by plurality vote. In plurality voting, the nominees who receive the highest number of votes are elected. All other matters submitted to the stockholders shall be decided by the affirmative vote of a majority of the votes cast with respect to the matter presented.

Compensation and Corporate Governance Highlights

Compensation and Corporate Governance Highlights

✓ Non-Executive Chairman of the Board	✓ Clawback Provisions for Certain Restatements

✓ No Excise Tax Gross-Ups	✓ Average Board Attendance of 98% during 2015

✓ Say-on-Pay Advisory Vote Conducted Annually	✓ No Stockholder Rights Plan (Poison Pill)

✓ Robust Stock Ownership Guidelines for our Officers and Directors	✓ Company Policy Prohibiting Pledging and Hedging of Group 1 Common Stock

✓ Annual Board and Committee Self-Evaluations	✓ Annual Election of our Board of Directors

✓ Director Resignation Policy for Directors who receive a Majority Withheld Vote in an uncontested Director Election	✓ Independent Compensation Consultant retained by our Compensation Committee, who does not perform any other work for our Company

2016 Proxy Statement | i

Voting Matters and Board Recommendations:

Management Proposals:	Board’s Recommendation	Page (for more detail)
Election of Eight Director Nominees	FOR Each Director Nominee	15

Approval, on a Non-Binding Advisory Basis, of our Executive Compensation	FOR	21

Ratification of Ernst & Young as Independent Registered Public Accounting Firm	FOR	22

Director Nominees (Proposal 1)

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all of our directors, may be found beginning on page 15.

Nominee	Age	Director Since	Occupation	Committee Memberships(1)	Other Public Company Boards
John L. Adams	71	1999	Retired Vice Chairman, Trinity Industries	I, AC, CC FRM NGC (Chair)	Trinity Industries, Inc.

Doyle L. Arnold	67	2015	Retired Vice Chairman & Chief Financial Officer, Zions Bancorporation	I, AC NGC	Banner Corporation

Earl J. Hesterberg	62	2005	President & Chief Executive Officer, Group 1 Automotive	FRM	Stage Stores, Inc.

Lincoln Pereira	56	2013	Regional Vice President, Brazil, Group 1 Automotive, Inc. and Chairman, UAB Motors Participações, Ltda.	FRM

Stephen D. Quinn	60	2002	Retired General Partner & Managing Director, Goldman Sachs & Co.	I, AC, CC FRM (Chair)	Zions Bancorporation

J. Terry Strange	72	2003	Retired Vice Chairman, KPMG LLP	I, AC (Chair) CC, FRM	New Jersey Resources Corporation Newfield Exploration Company BBVA Compass

Max P. Watson, Jr.	70	2001	Retired Chairman of the Board, President and CEO, BMC Software	I, CC (Chair) FRM, NGC

MaryAnn Wright	54	2014	Group Vice President, Johnson Controls Power Solutions	I, AC NGC

(1)	I — Independent Director

AC — Audit Committee

CC — Compensation Committee

FRM — Finance/Risk Management Committee

NGC — Nominating/Governance Committee

The Board recommends a vote “FOR” each director nominee.

2016 Proxy Statement | ii

Frequency of Say-on-Pay Vote

In 2011, our stockholders indicated a preference for an annual “Say-on-Pay” vote. At last year’s Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers with a substantial majority of our stockholders (98% of votes cast) voting in favor. In evaluating this year’s “Say-on-Pay” proposal, we recommend that you review the section entitled “2015 Compensation Discussion and Analysis” (“CD&A”), which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2015.

Executive Compensation Advisory Vote (Proposal 2)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. We believe that our compensation policies and practices are effective in achieving our Company’s goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives’ long-term interests with those of our stockholders. Our compensation philosophy is to set the fixed compensation of our Named Executive Officers competitively for their demonstrated skills and industry experience. Our variable compensation, both annual and long-term, reflects the results of performance against a combination of quantitative and subjective measures. The Compensation Committee targets the median of the market for all elements of pay, including base salary, annual incentive, long-term incentives and appropriate perquisites.

Compensation Components

Type	Form	Terms
Cash	Salary	Set annually based on market conditions, peer data and other factors

Cash	Annual Incentive	Linked to financial-based and mission-based goals. Discretionary factors are considered when appropriate

Equity	Long-Term Incentive Awards	Restricted stock with restrictions lapsing over a five-year period: 0%-40%-20%-20%-20%, to reward performance and promote retention of certain key employees

Other	Employment Agreements and Severance and Change of Control Arrangements	Change of Control payment equal to 30 months base salary for our President/CEO and our Senior Vice President/CFO and 15 months base salary for our Vice President/General Counsel, plus prior year’s pro rata annual bonus

Under certain circumstances (as more fully described beginning on page 45), our CEO and his spouse will receive continued medical coverage for a period up to 36 months

Other	Deferred Compensation Plan	Allows deferral of up to 50% base salary and 100% of incentive bonus

Other	Perquisites	Demonstrator vehicle(s) and/or vehicle allowance

Our CEO may use our Company aircraft for up to 40 hours of personal use, provided he reimburses us based on the published standard industry fare level valuation method; we pay for club membership privileges that are used for business and personal purposes by our CEO

Other	Benefits	On same terms as other employees, including our employee stock purchase plan

Other	Indemnification Agreements	Indemnification for our Named Executive Officers provided the executive was acting in good faith and in the best interest of our Company

2016 Proxy Statement | iii

2015 Summary Compensation

Set forth below is the 2015 compensation for each Named Executive Officer.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
Earl J. Hesterberg President and CEO	1,100,000	—	2,911,125	1,320,000	170,001	179,746	5,680,872
John C. Rickel Senior Vice President and CFO	583,500	—	1,200,215	671,025	224,771	25,585	2,705,097
Darryl M. Burman Vice President and General Counsel	440,300	—	760,220	330,225	15,218	66,836	1,612,798
Peter C. DeLongchamps Vice President, Financial Services, Manufacturer Relations and Public Affairs	465,300	—	800,144	342,225	55,765	61,899	1,716,333
J. Brooks O’Hara(3) Vice President, Human Resources	318,400	—	610,505	229,280	38,985	19,250	1,216,420

(1)	The amounts in the “Stock Awards” column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized. These amounts represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards as of December 31, 2015” table.
(2)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.24%. We do not offer a pension plan.
(3)	Mr. O’Hara retired from his position as Vice President, Human Resources, effective March 31, 2016.

The Board recommends a vote “FOR” the non-binding advisory

approval of our executive compensation.

2016 Proxy Statement | iv

Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2016 (Proposal 3)

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. Set forth below is summary information with respect to Ernst & Young’s fees for services provided in 2014 and 2015.

Type of Fees	2014	2015
Audit Fees	$2,439,000	$2,427,500
Audit Related Fees	—	—
Tax Fees	201,267	278,733
All Other Fees	2,160	2,200

Total	$2,642,427	$2,708,433

The Board recommends a vote “FOR” ratification of

Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

2016 Proxy Statement | v

800 Gessner, Suite 500

Houston, TX 77024

Proxy Statement

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Group 1 Automotive, Inc. (“Group 1” or the “Company”) for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. Proxy materials were first sent to stockholders on or about April 8, 2016.

2016 Annual Meeting Date and Location

Our Annual Meeting will be held at Sterling McCall Lexus, 10025 Southwest Freeway, Houston, TX 77074, on Wednesday, May 18, 2016, at 10:00 a.m., Central Daylight Time, or at such other time and place to which the meeting may be adjourned.

References in this proxy statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

The proxy materials, including this proxy statement, the Notice of Annual Meeting, the Notice of Internet Availability, a proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2015 are being distributed and made available to stockholders on or about April 8, 2016.

In accordance with rules approved by the Securities and Exchange Commission (“SEC”), beginning on or about April 8, 2016, we mailed the Notice of Internet Availability to certain beneficial owners of our common stock and stockholders of record containing instructions on how to access the proxy materials and vote online. In addition, the proxy materials were mailed to certain beneficial owners of our common stock and stockholders of record on or about April 8, 2016.

The Notice of Internet Availability provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

2016 Proxy Statement | 1

Questions and Answers about the Annual Meeting

What is the purpose of the meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of eight director nominees, the advisory vote to approve executive compensation, the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending

December 31, 2016, and the consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal year 2015 and respond to your questions.

Who is entitled to vote at the meeting?

Only our stockholders as of 5:00 p.m., Central Daylight Time, on March 21, 2016 (the record date) are entitled to receive notice of the Annual Meeting and to vote at the meeting. On March 21, 2016, there were 22,967,460 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.

How many votes may I cast?

You are entitled to one vote for each share of Group 1 common stock you owned at 5:00 p.m., Central

Daylight Time, on March 21, 2016, on all matters presented at the meeting.

What is the difference between a stockholder of record and a beneficial owner or “street name” holder?

If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the

“beneficial owner” of those shares, and your shares are held in “street name.”

If you hold common stock in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each position of common stock.

How do I vote my shares?

If you are a stockholder of record on the record date, you may vote in person at the Annual Meeting or by proxy using any of the following methods:

Internet — visit the website shown on the proxy card (www.proxyvote.com) and follow the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on May 17, 2016;

Telephone — within the U.S. or Canada, call the toll-free telephone number shown on the proxy card and follow the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on May 17, 2016; or

Mail — if you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close at the Annual Meeting.

If you vote by Internet or telephone, do not return your proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Submitting your proxy by Internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you want to vote in person at the meeting, you must request a ballot. For directions to the Annual Meeting visit www.sterlingmccalllexus.com and click on the Map and Directions box.

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. Beneficial owners voting by telephone or Internet are subject to the same deadlines as described above for holders of record. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

2016 Proxy Statement | 2

Questions and Answers about the Annual Meeting

Can I change my vote or revoke my proxy?

If you are a stockholder of record on the record date, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by Internet or telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 17, 2016;

•	delivering a written notice of revocation of the proxy to Beth Sibley, Corporate Secretary, Group 1
Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024 no later than May 17, 2016; or

•	voting in person at the Annual Meeting.

Only your latest dated proxy we receive prior to the Annual Meeting will be counted. Further, your attendance at the Annual Meeting will not automatically revoke your proxy.

If you are a street name stockholder you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each routine matter under the rules of the New York Stock Exchange.

If you do not provide specific voting instructions to your broker on non-routine matters, your broker may not cast a vote on the proposal, resulting in a broker non-vote. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-routine matters. If you are a beneficial owner holding shares through a broker, bank or other nominee and you do not vote on certain matters, your broker may cast a vote on your behalf for Proposal No. 3, but may not cast a vote on Proposals No. 1 or 2. Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

2016 Proxy Statement | 3

Questions and Answers about the Annual Meeting

The table below describes the vote required for approval of each matter to be brought before the meeting, as well as the treatment of abstentions and broker non-votes as to each matter.

Proposal	Vote Required	Treatment of Abstentions	Treatment of Broker Non-Votes
1	Each nominee must receive the affirmative vote of a plurality of the votes cast. Nominees with the most votes are elected, subject to our majority voting policy described below	Not applicable	Not taken into account

2	The affirmative vote of the holders of a majority of the votes cast	Not applicable	Not taken into account

3	The affirmative vote of the holders of a majority of the votes cast	Not applicable	Not applicable

The Company’s majority voting policy requires any director nominee in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election to tender his or her resignation promptly following the certification of the election results. The Nominating/Governance Committee of the Board will consider all of the relevant facts and circumstances and make a recommendation to the Board with respect to whether to accept the resignation. Within 90 days, the Board is required to take action with respect to the recommendation and to promptly disclose its decision. The majority voting policy is more fully described in “Information about Our Board of Directors and Its Committees — Majority Voting Policy.”

Our Board has appointed Earl J. Hesterberg, our President and Chief Executive Officer, and John C. Rickel, our Senior Vice President and Chief Financial Officer, as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

How does the Board recommend I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees; “FOR” the approval, on a non-binding advisory basis, of our executive compensation; and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.

What is a quorum?

We need a quorum with respect to each proposal being submitted for stockholder vote. A quorum will be present for purposes of proposals 1, 2, and 3, if the holders of a majority of the shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Our independent inspector of election, Broadridge Financial Solutions will determine whether or not a quorum is present. There must be a quorum for the Annual Meeting to be held. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

If less than a quorum is represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further

2016 Proxy Statement | 4

Questions and Answers about the Annual Meeting

solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of common stock represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment.

Who will bear the cost of soliciting votes for the Annual Meeting?

We have engaged Alliance Advisors to assist with the solicitation of proxies for a fee not to exceed $5,000, plus reimbursement for reasonable out-of-pocket expenses. We will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Group 1 may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Who will count the votes?

We have engaged Broadridge Financial Solutions to tabulate the votes and to serve as inspector of election at the Annual Meeting for a fee of approximately $3,500. Broadridge will separately tabulate For,

Against and Withhold votes, abstentions and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals for 2017 Annual

Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s Annual Meeting.

2016 Proxy Statement | 5

Information about our Board of Directors and its Committees

In 2015, the Board held 10 meetings and acted by unanimous written consent twice. Committees of the Board held a combined total of 21 meetings. Each incumbent director attended 91% or more of the aggregate of all meetings of the Board and the committees on which he or she served during the periods in which he or she served during fiscal 2015, and, except for one director who was unable to attend one Board meeting, and one director who was unable to attend two committee meetings, attendance at such meetings was 100% for all directors then currently serving. Under our Corporate Governance Guidelines, our directors are encouraged to attend the Annual Meeting of our stockholders. All of our directors attended our 2015 Annual Meeting of Stockholders. We currently expect all of our directors standing for election to be present at the 2016 Annual Meeting.

Our Board and each of its committees annually conduct a self-evaluation to assess, and identify opportunities to improve, their respective performance. The Nominating/Governance Committee leads our Board in its annual self-evaluation.

Corporate Governance

We are committed to good corporate governance which includes the highest standards of professional and personal conduct. Our Board has adopted several governance documents to guide the operation and direction of our Board and its committees, which include our Corporate Governance Guidelines, Code of Ethics, Code of Conduct and charters for the Audit Committee, Compensation Committee,

Nominating/Governance Committee and Finance/Risk Management Committee. Each of these documents is available on our website at www.group1auto.com and stockholders may obtain a printed copy, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Board Leadership Structure

The Nominating/Governance Committee’s charter provides that the committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In 2015, the Nominating/Governance Committee conducted that assessment, and determined that having an independent director serve as non-executive Chairman of the Board continues to be in the best interest of our stockholders at this time. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership, while the Chairman of the Board sets the agenda for Board meetings, presides over meetings of the full Board and provides guidance to our Chief Executive Officer. We believe this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. We discuss our directors’ qualifications and characteristics under “Proposal 1 — Election of Directors.”

Board Diversity

Our Nominating/Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind, and commitment. In selecting potential Board candidates, our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Board membership should reflect diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, and ethnicity. This process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define it.

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Information about our Board of Directors and its Committees

Independence of the Members of our Board

The Board has analyzed the independence of each director. It has affirmatively determined that Ms. Wright and Messrs. Adams, Arnold, Quinn, Strange and Watson (all of our non-employee directors) are independent directors under the New York Stock Exchange’s listing standards. As part of its analysis, the Board determined that none of these directors has a material relationship with our Company.

Mr. Hesterberg was determined not to be independent because he is our President and Chief Executive Officer, and Mr. Pereira, who was appointed to the Board following our acquisition of UAB Motors Participações, S.A. (“UAB”), was determined not to be independent because he is our Regional Vice President, Brazil and the Chairman of UAB.

Charitable Contributions

We have in the past, and may, in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be,

affiliated with such charities. During the annual independence review, our Nominating/Governance Committee determined that any such affiliations did not impact the independence of our directors.

Majority Voting Policy

Under our majority voting policy, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his or her election will, promptly following the certification of the stockholder vote, tender his or her written resignation to the Board for consideration by the Nominating/Governance Committee. The Nominating/Governance Committee will consider the resignation and will make a recommendation to the Board concerning whether to accept or reject it.

In determining its recommendation to the Board, the Nominating/Governance Committee will consider all factors it considers relevant, which may include:

•	the stated reason or reasons why stockholders who cast withhold votes for the director did so;

•	the qualifications of the director; and

•	the results of the most recent evaluation of the tendering director’s performance by the Nominating/Governance Committee and other members of the Board.

Under our majority voting policy, the Board will take formal action on the recommendation no later than 90 days following the certification of the results of the stockholders’ meeting. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Governance Committee and any additional information that the Board considers relevant. The Company will promptly disclose the Board’s decision whether to accept or reject the director’s tendered resignation. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.

Executive Sessions of our Board

The independent directors meet in executive session at each regularly scheduled meeting of our Board. Mr. Adams, our non-executive Chairman of the Board,

presides over these meetings and is responsible for preparing an agenda for the meetings of the independent directors in executive session.

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Information about our Board of Directors and its Committees

Risk Oversight

Our Board, as a whole and through its committees, has broad responsibility for the oversight of risk management as well as specific risk management accountability for governance, overall operational risk, executive compensation, Chief Executive Officer succession planning and our system of internal controls, including financial reporting. In its risk management role, our Board has the responsibility to satisfy itself that our risk management processes and controls are adequate and functioning as designed and that our business is conducted wisely and in compliance with proper governance and applicable laws and regulations.

Much of our Board’s oversight work is delegated to various committees, which meet regularly and report back to the full Board. All committees have significant roles in carrying out the risk oversight and management function. Each committee is comprised entirely of independent directors, except the Finance/Risk Management Committee, and is responsible for overseeing risks associated with its respective area of responsibility as further detailed below.

The Finance/Risk Management Committee is charged with oversight of our risk exposure related to our operations, including, among other things, cyber security and data protection and litigation management, enterprise risk management strategies, strategies for our insurance programs and our compliance with covenants of material debt instruments. The Finance/Risk Management Committee monitors our finance-related activities and provides guidance to management and the Board concerning our long-range financial policies and objectives.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting (primarily internal control risks) and legal and regulatory compliance. In fulfilling these oversight responsibilities, the Audit Committee meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters, as well as our significant financial and accounting policies. The Audit Committee also separately meets with our director of internal audit on a regular basis, and with other members of management, as deemed appropriate, to review, among other things, the identified risk areas and scope of the internal audit approach. The Audit Committee receives regular reports regarding the status and findings of audits being conducted by the internal auditors and independent registered public accounting firm, accounting changes that could affect our financial statements and proposed audit adjustments. Further, the Audit Committee chair routinely meets between formal Audit Committee meetings with our chief financial officer, corporate controller, director of internal audit and our independent registered public accounting firm.

The Compensation Committee is responsible for overseeing risks relating to employment policies, our compensation policies and programs and our benefits systems. To assist it in satisfying these oversight responsibilities, from time to time the Compensation Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. A separate discussion regarding the risk considerations in our compensation programs, including the processes that are put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on page 38 of this proxy statement.

The Nominating/Governance Committee is responsible for oversight of risks relating to succession planning for our Chief Executive Officer and other key officers, our corporate governance guidelines and practices and our corporate compliance program. To satisfy these oversight responsibilities, the Committee receives regular reports from our officers that are responsible for each of these areas on matters such as progress against succession planning programs and goals that could affect our operations. In addition, on an annual basis, the Nominating/Governance Committee conducts a review of the performance of the Board and its committees and reviews and reassesses the adequacy of the corporate governance guidelines and recommends any proposed changes to the Board.

In addition to reports from its committees, our Board receives regular reports directly from the officers responsible for oversight of particular risks within our Company. Specifically, our officers report to our Board regarding the Enterprise Risk Management Program that management has implemented to assess, manage and monitor areas of risk that are significant to our business, including safety and risk, strategic planning and operational risk, financial and accounting risk, and governance, regulatory and legislative risk. Risk profiles are updated annually to insure that all risks continue to be identified. Our officers also report to our Board on which risks management has assessed as the most significant, together with management’s plans to mitigate those risks. Further, outside counsel reports in person to our Board periodically on an as-needed

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Information about our Board of Directors and its Committees basis to keep our directors informed concerning legal risks and other legal matters involving our Company. Finally, we have robust internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.

Committees of our Board

Our Board has established four standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Finance/Risk Management Committee. The following chart reflects the current membership of each committee:

Name	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Finance/Risk Management Committee
John L. Adams	M	M	C	M
Doyle L. Arnold	M		M
Earl J. Hesterberg				M
Lincoln Pereira				M
Stephen D. Quinn	M	M		C
J. Terry Strange	C	M		M
Max P. Watson, Jr.		C	M	M
MaryAnn Wright	M		M

M — Member

C — Chairman

Each of the committee charters is available on our website at www.group1auto.com and stockholders may obtain printed copies, free of charge, by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

Audit Committee

Pursuant to its charter, the purposes and responsibilities of our Audit Committee are to:

•	oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	oversee our compliance with legal and regulatory requirements;

•	oversee the qualifications, performance and independence of our independent registered public accounting firm;

•	oversee the performance of our internal audit function;

•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board have established;

•	provide an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee; and

•	perform such other functions as our Board may assign to the Audit Committee from time to time.

In addition to, and in connection with, the purposes and responsibilities described above, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The

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Information about our Board of Directors and its Committees

Audit Committee also reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate, or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

All members of the Audit Committee are independent as that term is defined in the New York Stock Exchange’s (the “NYSE”) listing standards and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board

has determined that each member of the Audit Committee is financially literate and that Mr. Strange has the necessary accounting and financial expertise to serve as Chairman. Mr. Strange also serves on the Audit Committees of New Jersey Resources Corporation, Newfield Exploration Company and BBVA Compass. Our Board has determined that Mr. Strange’s simultaneous service on these other Audit Committees and our Audit Committee does not impair his ability to serve effectively on our Audit Committee.

Our Board has also determined that each of Messrs. Arnold, Quinn and Strange is an “audit committee financial expert” following a determination that Messrs. Arnold, Quinn and Strange met the criteria for such designation under SEC rules and regulations. For information regarding the business experience for Messrs. Arnold, Quinn and Strange, please read “Proposal 1 — Election of Directors.” The Audit Committee held eight meetings during 2015, with all individuals who were members of the committee at such time attending each meeting, except for one director who was unable to attend one Audit Committee meeting.

The Report of the Audit Committee is set forth on page 24 of this proxy statement.

Compensation Committee

Pursuant to its charter, the purposes and responsibilities of our Compensation Committee are to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate our senior corporate officers;

•	review and discuss with our management the Compensation Discussion and Analysis to be included in our proxy statement for the Annual Meeting of Stockholders and to determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

•	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

•	otherwise discharge our Board’s responsibility relating to compensation of our senior corporate officers; and
•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our senior corporate officers (our executive officers and officers that report directly to our Chief Executive Officer). The Compensation Committee reviews and approves the compensation of our senior corporate officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee also approves all employment agreements related to the senior corporate officers and approves recommendations regarding equity awards for all employees. Together with management, and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination, with the exception of compensation matters relating to our Chief Executive Officer. In the case of our Chief

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Information about our Board of Directors and its Committees

Executive Officer, the Compensation Committee reviews and discusses the particular compensation matter (together with our management and any counsel or other advisors deemed appropriate) and formulates a recommendation. The Compensation Committee’s Chairman then generally reports the Compensation Committee’s recommendation for approval by the full Board or, in certain cases, by the independent directors.

In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or Senior Vice President, Human Resources, Training and Operations Support or (4) by the Compensation Committee’s outside compensation consultant.

The Compensation Committee works with the management team, our Chief Executive Officer and our Senior Vice President, Human Resources, Training and Operations Support, to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

•	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

•	evaluating executive performance;

•	recommending our business goals; and

•	recommending the compensation arrangements and components for our executives.

Our Chief Executive Officer is instrumental to this process. Specifically, the Chief Executive Officer assists the Compensation Committee by:

•	evaluating senior corporate officer performance;

•	providing background information regarding our business goals; and

•	recommending compensation arrangements and components for our senior corporate officers (other than himself).

In addition, our Senior Vice President, Human Resources, Training and Operations Support is involved in the executive compensation process by:

•	providing the necessary compensation information to, and acting as our liaison with, the compensation consultant;

•	updating and modifying compensation plan policies, guidelines and materials, as needed; and

•	providing recommendations to the Compensation Committee and our Chief Executive Officer regarding compensation structure, awards and plan design changes.

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our senior corporate officers and our directors and also has the sole authority to approve the consultant’s fees and other retention terms. To the extent permitted by applicable law, the Compensation Committee may delegate some or all of its authority to subcommittees as it deems appropriate.

During 2015, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”) to conduct a compensation analysis which involved the comparison of long-term, short-term and total compensation of our Named Executive Officers with a selected group of peer companies. We generally compare compensation data at the 25th, 50th and 75th percentiles of the market and engage PM&P to review our analysis. While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that this practice is useful for two reasons.

First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of Company objectives so as to align with stockholder interest. PM&P is an independent compensation consulting firm and does not provide any other services to us outside of matters pertaining to executive officer and director compensation. PM&P reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by PM&P and the directions given to PM&P regarding the performance of such services.

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Information about our Board of Directors and its Committees

In February 2016, the Compensation Committee considered the independence of PM&P in light of SEC rules and listing standards of the NYSE. The Compensation Committee requested and received a letter from PM&P addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The letter highlighted three additional factors that supported their independence: (1) PM&P has regular discussions with only the Compensation Committee (or select members of the Compensation Committee) present and where PM&P interacts with management, it is at the

Compensation Committee Chair’s request and/or with the Chair’s knowledge and approval, (2) PM&P has not provided any gifts, benefits or donations to our Company or received any gifts, benefits, or donations from our Company, and (3) PM&P is bound by strict confidentiality and information sharing protocols. The Compensation Committee discussed these considerations, among other things, and concluded that the work of PM&P did not raise any conflict of interest.

All members of the Compensation Committee are independent as that term is defined in the NYSE’s listing standards. The Compensation Committee held five meetings during 2015 and acted by unanimous written consent once. All individuals who were members of the Compensation Committee at such time attended each meeting of the Compensation Committee.

The Report of the Compensation Committee is set forth on page 39 of this proxy statement.

Nominating/Governance Committee

Pursuant to its charter, the purposes and responsibilities of our Nominating/Governance Committee are to:

•	assist our Board by identifying individuals qualified to become members of our Board and recommend director nominees to our Board for election at the Annual Meetings of stockholders or for appointment to fill vacancies;

•	recommend to our Board the appropriate composition of our Board and its committees and Board committee membership and leadership;

•	advise our Board about and recommend to our Board appropriate corporate governance guidelines and practices and assist our Board in implementing those guidelines and practices;

•	lead our Board in its annual review of the performance of our Board and its committees;

•	direct all matters relating to the succession of our Chief Executive Officer and other key officers of the Company; and

•	perform such other functions as our Board may assign to the Nominating/Governance Committee from time to time.

In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board,

seeks to implement the independence standards required by law, applicable listing standards, our Amended and Restated Certificate of Incorporation, our Seconded Amended and Restated Bylaws and our Corporate Governance Guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

In considering candidates for our Board, the Nominating/ Governance Committee will consider the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating/Governance Committee’s perceptions about future issues and needs. However, while the Nominating/Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating/Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications, moral character and whether prospective nominees have relevant business and financial experience or have industry or other specialized expertise.

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Information about our Board of Directors and its Committees

The Nominating/Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating/Governance Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating/Governance Committee may consider previous experience as a member of our Board. Any invitation to join our Board must be extended by our Board as a whole, by the Chairman of the Nominating/Governance Committee and by the Chairman of the Board.

Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating/Governance Committee. For additional information on such requests and the applicable timing, please see “Stockholder Proposals for 2017 Annual Meeting.”

In addition to the purposes described above, our Board has entrusted the Nominating/Governance Committee with the responsibility for establishing, implementing and monitoring the compensation for our directors. The

Nominating/Governance Committee establishes, reviews and approves the compensation of our directors and makes appropriate adjustments based on Company performance, duties and responsibilities of the directors and competitive environment. The Nominating/Governance Committee’s primary objectives in establishing and implementing director compensation are to:

•	ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	use the appropriate mix of long-term and short-term compensation to ensure high Board/committee performance.

All members of the Nominating/Governance Committee are independent as defined under the NYSE’s listing standards. The Nominating/Governance Committee held four meetings during 2015, with all individuals who were members at such time attending each meeting, except for one director who was unable to attend one Nominating/Governance Committee meeting.

Finance/Risk Management Committee

Pursuant to its charter, the purposes of our Finance/Risk Management Committee are to:

•	review, oversee and report to our Board regarding our financial status and capital structure, debt and equity financings, cash management and other banking activities, compliance with covenants of material debt instruments, investor/stockholder relations, relationships with various financial constituents and securities repurchase activities, and authorize transactions related thereto within limits prescribed by our Board;

•	review and assess risk exposure, including cybersecurity, and insurance related to our operations and authorize transactions within limits prescribed by our Board; and

•	review capital expenditures and other capital spending plans, including significant acquisitions and dispositions of business or assets, and authorize transactions within limits prescribed by our Board.

In connection with these purposes, the Finance/Risk Management Committee reviews periodically our financial status and capital structure and can authorize finance-related activities within limits prescribed by our Board. The Finance/Risk Management Committee reviews with management the status of current litigation matters and regularly reports to our Board on litigation and contingent liabilities. The Finance/Risk Management Committee also consults with management on matters that could have a significant financial impact on our Company and reviews our financial policies and procedures, our compliance with material debt instruments and our significant banking relationships. In addition, the Finance/Risk Management Committee reviews and assesses periodically the risk exposure of our operations, including cybersecurity, and plans and strategies for insurance programs, and authorizes risk management-related activities within limits prescribed by our Board. The Finance/Risk Management Committee also provides direction for the assessment of future capital spending and acquisition opportunities and reviews capital expenditure plans, including significant acquisitions and dispositions of businesses and assets and other specific capital projects.

At the request of the Finance/Risk Management Committee, management developed and presented to

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Information about our Board of Directors and its Committees the Board a robust Enterprise Risk Management Program, concentrating primarily in four principal areas that are significant to our business: (1) safety and risk; (2) strategic planning and operational risk; (3) financial and accounting risk; and (4) governance, regulatory and legislative risk. Risk profiles are updated annually to insure that all risks continue to be identified. Management updates the Finance/Risk Management Committee as new risks are identified, and the steps taken to mitigate such risks. On an annual basis, management reviews the testing results with the full

Board and steps taken to mitigate new risks which have been identified.

All members of the Finance/Risk Management Committee, except for Mr. Hesterberg, our President and Chief Executive Officer, and Mr. Pereira, our Regional Vice President, Brazil, are independent as defined under the NYSE’s listing standards. The Finance/Risk Management Committee held four meetings during 2015, and all members were in attendance.

Communications with Directors

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any committee of our Board, to the non-executive Chairman of the Board (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

c/o Group 1 Automotive, Inc.

800 Gessner, Suite 500

Houston, Texas 77024

Any correspondence addressed to our Board, to any committee of our Board, to the non-executive Chairman of the Board, or to any one of the directors in care of our offices is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

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Proposal 1 — Election of Directors

At our 2015 Annual Meeting of Stockholders, we asked our stockholders to approve our Amended and Restated Certificate of Incorporation (“Restated Certificate”) and Second Amended and Restated Bylaws (“Bylaws”), which, among other things, declassified our Board of Directors. Our Restated Certificate and Bylaws currently provide for annual elections of directors.

Our Board of Directors has nominated eight directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2016 Annual Meeting. All eight directors, then serving on the Board, attended the 2015 Annual Meeting.

The following table sets forth certain information, as of the date of this proxy statement, regarding our director nominees.

Director	Position and Offices with Group 1	Director Since	Age
John L. Adams	Director, Chairman of the Board	1999	71
Doyle L. Arnold	Director	2015	67
Earl J. Hesterberg	Director, President and Chief Executive Officer	2005	62
Lincoln Pereira	Director, Regional Vice President, Brazil	2013	56
Stephen D. Quinn	Director	2002	60
J. Terry Strange	Director	2003	72
Max P. Watson, Jr.	Director	2001	70
MaryAnn Wright	Director	2014	54

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

The number of directors on our Board is reviewed annually and fixed by our Board from time to time. In February 2013, the Board approved the number of directors serving on the Board to be eight members. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.

Stockholders may not cumulate their votes in the election of our directors. Under Delaware law and our Bylaws, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular Board position is elected for that position. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors.

Our majority voting policy requires, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” to promptly tender his or her resignation following certification of the election results. The Nominating/Governance Committee will promptly consider the resignation and a range of possible responses based on the circumstances that led stockholders to withhold votes, if known, and make a recommendation to the Board. The Board will act on the committee’s recommendation within 90 days following certification of the results of the election.

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Proposal 1 — Election of Directors

Our Board of Directors

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of Group 1 for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described on the following pages are the principal occupations, positions and directorships for at least the past five years of our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

Skills and Qualifications of our Board of Directors

The following table includes the breadth and variety of business experience that each of our director nominees brings to our Board.

		Experience/Knowledge						Expertise								Attributes
Board Member	# of Other Public Company Boards	President or Former CEO	Public Company Executive Position	Automotive	Retail	Engineering/ Product Development	International	Finance	Human Resources/ Cultural	Legal	Mergers & Acquisitions	Accounting	P&L/Income Statement Responsibility	SOX Financial Expert	Technology	Independent	Diversity
John L. Adams	1	X	X		X			X	X	X	X		X			X
Doyle L. Arnold	1		X				S	X	X		X	S		X	S	X
Earl J. Hesterberg	1	X	X	X	X	X	X				X		X
Lincoln Pereira		X		X	X		X			X	X				X
Stephen D. Quinn	1			IB	IB		IB	X			X	IB				X
J. Terry Strange	3	X					X	X			X	X	X	X		X
Max P. Watson, Jr.		X	X				X								X	X
MaryAnn Wright		X	X	X		X	X						X		X	X	X

IB - covered industry as Investment Banker

S – some experience

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Proposal 1 — Election of Directors

John L. Adams
John L. Adams has served as non-executive Chairman of the Board since April 2005 and as one of our directors since November 1999. Mr. Adams served as Executive Vice President of Trinity Industries, Inc., one of North America’s largest manufacturers of transportation, construction and industrial products, from January 1999 through June 2005, and as Vice Chairman from July 2005 through March 2007. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves on the Board of Directors, the Corporate Governance and Directors Nominating Committee and is Chairman of the Finance and Risk Management Committee of Trinity Industries, Inc. and recently retired from the Board of Directors and Audit Committee of Dr Pepper Snapple Group, Inc., a refreshment beverage business. Mr. Adams also serves on the Board of Directors of the Children’s Medical Center of Dallas, the University of Texas Chancellor’s Council, and the McCombs School of Business Advisory Board and President’s Development Board. Mr. Adams received his B.B.A. and J.D. from the University of Texas. The Board believes Mr. Adam’s extensive financial, strategic planning, capital allocation and executive management experience provides him with the necessary skills to be Chairman of our Board. His service on other public company boards has also provided exposure to various approaches to risk management, corporate governance and other key issues. Through his years of service on our Board, he has developed in-depth knowledge of the retail automotive industry, generally, and our Company in particular. The Board believes his experience and expertise in these matters make him well-qualified to serve as a member of the Board.
Doyle L. Arnold
Doyle L. Arnold has served as one of our directors since February 2015. From 2005 until his retirement in May 2015, Mr. Arnold served as Vice Chairman and Chief Financial Officer at Zions Bancorporation, a large, publicly traded bank holding company. From 2001 to 2005, he served as Executive Vice President, Chief Financial Officer and Corporate Secretary at Zions. Prior to joining Zions Bancorporation, Mr. Arnold was Group Executive Vice President for Corporate Strategy and Development at Bank of America Corporation and Senior Vice President for Corporate Strategy at Wells Fargo & Company, a banking institution. Mr. Arnold also served as Senior Deputy Comptroller of the Currency and executive assistant to the Deputy Secretary of the Treasury during the Reagan administration. He has also served as chief financial and administrative officer of Bankserv, Inc., a leading electronic payments company. Mr. Arnold serves on the Board of Directors of Banner Corporation, a bank holding company operating two commercial banks in five western states through a network of branches. Mr. Arnold also serves on the Board of Trustees, Finance and Audit Committees of Rice University, on the Board, Finance and Endowment Investment Committees of the Utah Symphony & Opera and on the Lassonde Entrepreneurial Center Advisory Board of the University of Utah. Mr. Arnold received his B.A. in economics and mathematics from Rice University and has an M.B.A. from Stanford University Graduate School of Business. Mr. Arnold brings a wealth of large corporation and financing industry experience to our Board. His lengthy tenure and experience as a Chief Financial Officer for a public company and his extensive background in accounting, finance, risk management and corporate development make him well-qualified to serve as a member of the Board.

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Proposal 1 — Election of Directors

Earl J. Hesterberg
Earl J. Hesterberg has served as our President and Chief Executive Officer and as a director since April 2005. Prior to joining us, Mr. Hesterberg had served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts, since October 2004. From July 1999 to September 2004, he served as Vice President, Marketing, Sales and Service for Ford of Europe, and from 1999 until 2005, he served on the supervisory board of Ford Werke AG. Mr. Hesterberg has also served as President and Chief Executive Officer of Gulf States Toyota, an independent regional distributor of new Toyota vehicles, parts and accessories. He has also held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe, both of which are wholly-owned by Nissan Motor Co., Ltd., a global provider of automotive products and services. Mr. Hesterberg serves on the Board of Directors of Stage Stores, Inc., a national retail clothing chain with over 800 stores located in 39 states where he is a member of the Corporate Governance and Nominating Committee and Chairman of the Compensation Committee. He also serves on the Board of Trustees of Davidson College, where he serves on the Executive, Audit and Finance, and Athletic Committees. Mr. Hesterberg also serves on the Board of Directors of the Greater Houston Partnership, where he serves on the Executive Committee and is Chairman of the Business Issues Committee. Mr. Hesterberg received his B.A. in Psychology at Davidson College and his M.B.A. from Xavier University in 1978. As our President and Chief Executive Officer, Mr. Hesterberg sets the strategic direction of our Company under the guidance of our Board. He has extensive senior executive management experience in the automotive industry. His successful leadership of our Company, and extensive knowledge of the automotive industry provides our Board with a unique perspective on the opportunities and challenges we face, and makes him well-qualified to serve on the Board.
Lincoln Pereira
Lincoln Pereira has served as one of our directors since February 2013. Mr. Pereira has served as our Regional Vice President, Brazil since March 2013 and has served as chairman of our subsidiary, UAB Motors Participações Ltda. (which we acquired in February 2013), since 2007. From 1999 to 2005, Mr. Pereira served as a legal representative of United Auto do Brasil Ltda, a public auto group operating in São Paulo and controlled by United Auto Group. From 1995 through 2005, Mr. Pereira practiced law with Cunha Pereira Advogados, representing professional athletes and international race car drivers. He was also co-founder and a major shareholder in Cunha Pereira Negócios Imobiliários, a local Brazilian real estate company, and in 1999, he founded Atrium Telecomunicações Ltda, a provider of local exchange telecommunication services. Atrium was sold to Telefonica of Spain in December 2004, and Mr. Pereira founded E-Vertical Tecnologia, a leading provider of high tech facilities management services to commercial properties. From 1978 through 1995, Mr. Pereira held numerous positions with various banks, both in Brazil and abroad. Mr. Pereira serves on the Board of Boa Vista Servicos S.A.-SCPC, the second largest credit bureau in Brazil, is Vice Chairman of the Board of the São Paulo Chamber of Commerce (ACSP), serves as a member of the Board of the Associação Brasileira dos Concessionários Nissan (ABCN), and serves as a Director of the Associação Brasileira dos Concessionários BMW and Associação Brasileira do Distribuidores Toyota. He is also a Chapter Sponsorship Officer of YPO-WPO São Paulo, a not-for-profit, global network of young chief executives connected around the shared mission of becoming Better Leaders Through Education and Idea ExchangeTM. Mr. Pereira received his LL.B. from Faculdade de Direito do Largo de São Francisco. Mr. Pereira has extensive automotive retailing and manufacturer relations experience, as well as legal, finance, business and management expertise. He also has a deep understanding of the Brazilian finance, trade and legal sectors. Mr. Pereira’s experience and expertise in the automotive industry make him well-qualified to serve as a member of the Board.

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Proposal 1 — Election of Directors

Stephen D. Quinn

Stephen D. Quinn has served as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in August 1981 where he specialized in corporate finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs. Mr. Quinn also serves on the Board of Directors, the Audit Committee and the Risk Oversight Committee of Zions Bancorporation, a large publicly-traded bank holding company. Mr. Quinn holds degrees from Brigham Young University and Harvard University Graduate School of Business. Mr. Quinn was selected to serve as a director on our Board due to his valuable financial expertise and extensive experience with capital markets transactions. His judgment in assessing business strategies and the accompanying risks is an invaluable resource for our business model. Mr. Quinn also has significant historical knowledge of our Company as a result of his role at Goldman Sachs, an underwriter for our initial public offering. The Board believes his experience and expertise in these matters make him well-qualified to serve as a member of the Board.
J. Terry Strange

J. Terry Strange has served as one of our directors since October 2003. In 2002, Mr. Strange retired from KPMG, LLP, an independent accounting firm, where he served from 1996 to 2002 as Vice Chairman, Managing Partner of U.S. Audit Practice and head of KPMG’s internal risk management program. He served as Global Managing Partner of Audit Business and a member of KPMG’s International Executive Committee from 1998 to 2002. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the SEC, testifying before both bodies on issues impacting the auditing profession and SEC registrants. Mr. Strange serves on the Boards of Directors and the Audit Committees of New Jersey Resources Corporation, a retail and wholesale energy service provider, and on the Board of Directors, Audit Committee and as Chairman of the Nominating and Governance Committee of Newfield Exploration Company, an oil and gas exploration and production company. In addition, Mr. Strange serves on the Board of Directors, Risk Committee and as Chairman of the Audit and Compliance Committee of BBVA Compass, a banking institution. Mr. Strange also serves in a volunteer role on the Finance Committee of the National Cutting Horse Association, an equestrian organization that promotes and stages cutting horse events. Mr. Strange received his B.A. and M.B.A. in Accounting from the University of North Texas. Mr. Strange was selected to serve on our Board due to his extensive background in public accounting, auditing, and risk management. His previous and current board positions on other publicly-traded companies have provided extensive years of audit committee experience, including as chair. His knowledge and experience with accounting practices, policies and rulemaking from his 34-year career at KPMG LLP, is especially important in his role as Chairman of the Audit Committee and as our “audit committee financial expert.” The Board believes his experience and expertise in these matters make him well-qualified to serve as a member of the Board.

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Proposal 1 — Election of Directors

Max P. Watson, Jr.
Max P. Watson, Jr. has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., a provider of enterprise management solutions, from April 1990 to January 2001. He served as Chairman of the Board of Directors of BMC from January 1992 until his retirement in April 2001. Mr. Watson serves on the Board of Trustees of Texas Children’s Hospital and as Chairman of the Quality and Safety Committee. From January 2007 through December 2008, Mr. Watson served as Chairman of the Board of Trustees of Texas Children’s Hospital. He also serves on the Board of Directors of Scenic Houston, an organization dedicated to preserving and enhancing the visual character of Houston. Mr. Watson received his degree from Louisiana Tech University. Mr. Watson’s extensive business and management expertise from his position with a large global publicly-traded company make him well-qualified to serve as a member of our Board. As a former chairman, president and chief executive officer, Mr. Watson is familiar with many of the business issues we face today, including financial and strategic planning, technology, compensation, management development, international acquisitions, capital allocation, and stockholder relations.

MaryAnn Wright

MaryAnn Wright has served as one of our directors since August 2014. Ms. Wright has been employed by Johnson Controls Power Solutions, the global leader in lead-acid automotive and advanced batteries, serving as Group Vice President of Engineering & Product Development since 2013, and Vice President of Technology and Innovation from 2009 to 2013. She served as Vice President and General Manager for Johnson Controls Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007-2009. Prior to joining Johnson Controls, Ms. Wright served as Executive Vice President Engineering, Product Development, Commercial and Program Management for Collins & Aikman Corporation. From 1988-2005, Ms. Wright served as Director, Sustainable Mobility Technologies and Hybrid Vehicle Programs at Ford Motor Company, and was the Chief Engineer of the 2005 Ford Escape Hybrid, the industry’s first full hybrid SUV and also led the launch of Ford’s first hydrogen-powered fuel cell fleet program. Ms. Wright also serves as a director on the Board of Governors at Argonne National Laboratory, the Technical Advisory Board of Fallbrook Technology Incorporated, the Foundation Board of the University of Wisconsin-Milwaukee, the Board of Trustees of Lawrence Technological University, and the Advisory Board for the University of Chicago’s Energy Policy Institute, and as Chairman of Friends for the Dearborn Animal Shelter. Ms. Wright received a B.A. in Economics and International Business and a Master of Science in Engineering from the University of Michigan and an M.B.A. from Wayne State University. Ms. Wright was selected to serve on our Board because of her 28 years of automotive experience and her knowledge of the automotive industry, having been named one of the “Leading 100 Women in the Automotive Industry” by Automotive News. Ms. Wright is currently working in the area of energy storage solutions and a variety of advanced powertrain technologies. In addition to her deep technical background, Ms. Wright has had significant profit and loss (“P&L”) experience and responsibility as a business general manager. Ms. Wright’s unique business, manufacturing, engineering and technology background and her extensive global automotive experience make her well-qualified to serve as a member of the Board.

Our Board of Directors Recommends a Vote “FOR” the

Election of each of the Nominees for Director.

2016 Proxy Statement | 20

Proposal 2 — Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to cast a vote at the Annual Meeting to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement. As an advisory vote, Proposal 2 is not binding on our Board or its Compensation Committee, will not overrule any previous decisions made by our Board or its Compensation Committee, or require our Board or its Compensation Committee to take any future or remedial action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. The core of that philosophy has been and continues to be to pay our executive officers compensation that is competitive with amounts paid by our peer companies based on individual and Company performance. In particular, the Compensation Committee strives to attract, retain and motivate talented executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage our executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and in a manner that is consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns. Our Board believes that our compensation policies and practices are effective in achieving our Company’s goals of rewarding sustained financial and operating performance, leadership excellence and aligning the executives’ long-term interests with those of our stockholders.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program, and we value your opinion. Based on the stockholder vote on the frequency of an advisory vote on executive compensation that took place at our 2011 Annual Meeting of Stockholders, our Board determined to hold the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote, which will be no later than the Company’s 2017 Annual Meeting of Stockholders. Thus, the stockholder advisory vote to approve executive compensation currently takes place annually, and the next such vote will take place at our 2017 Annual Meeting of Stockholders.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination or change of control) is consistent with market practice. We also believe our executive compensation is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our Named Executive Officers, and to review the tabular disclosures regarding our Named Executive Officers’ compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

In light of these reasons, we are recommending that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved.”

Our Board of Directors Recommends a Vote “FOR” the

Non-Binding Advisory Approval of our Executive Compensation

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Proposal 3 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young, LLP (“Ernst & Young”) as the independent registered public accounting firm of Group 1 for the fiscal year ending December 31, 2016. We have been advised by Ernst & Young that the firm has no relationship with Group 1 or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit and Other Fees

Set forth below is a summary of certain fees billed by Ernst & Young, which has served as our independent registered public accounting firm since 2002, for services related to the fiscal years ended December 31, 2014 and 2015. In determining the independence of Ernst & Young, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

	2014	2015
Audit Fees(1)	$2,439,000	$2,427,500
Audit Related Fees(2)	—	—
Tax Fees(3)	201,267	278,733
All Other Fees(4)	2,160	2,200

Total	$2,642,427	$2,708,433

(1)	Audit fees consisted of amounts billed for services performed in association with the annual financial statement audit (including required quarterly reviews) for 2014 and 2015, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements, as well as specific procedures performed by Ernst & Young in connection with their review of our internal control structure in accordance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002. Other procedures included consultations relating to the audit or quarterly reviews. Also included in audit fees are amounts billed for assurance and related services that are related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm, consisting primarily of statutory audits, services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities. Audit fees exclude reimbursed expenses of $43,658 and $36,913 for 2014 and 2015, respectively, to Ernst & Young in conjunction with their services.
(2)	There were no audit related fees in 2014 or 2015.
(3)	Tax fees consisted of amounts billed in 2014 and 2015 for tax preparation and compliance services, as well as tax fees billed related to the restructuring of our UK entities in 2015.
(4)	Other fees consisted of amounts billed in 2014 and 2015 for subscriptions to Ernst & Young’s online accounting and financial reporting research tool.

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Proposal 3 — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm

The increase in the 2015 Tax Fees, reflected in the table on the preceding page, is related principally to tax planning and advice related to acquisitions in the UK and the restructuring of the Company’s UK operations.

The Audit Committee considers whether the provision of these services is compatible with maintaining Ernst & Young’s independence, and has determined such services for fiscal 2014 and 2015 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal 2014 and 2015.

The Audit Committee has established a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with this policy, the Audit Committee has given its annual approval for the provision of audit services by Ernst & Young, and has also given its approval for up to a year in advance for the provision by Ernst & Young of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget.

Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. All of the services listed on the preceding page were pre-approved pursuant to this policy.

The ratification of our Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires our receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. Although ratification is not required, our Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

Our Board of Directors Recommends a Vote “FOR”

Ratification of the Appointment of Ernst & Young LLP as

our Independent Registered Public Accounting Firm for

the Fiscal Year Ending December 31, 2016.

2016 Proxy Statement | 23

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to our accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Group 1’s financial reports. The Audit Committee manages the relationship with its independent registered public accounting firm which is ultimately accountable to the Audit Committee. The Board of Directors, upon the recommendation of its Nominating/Governance Committee, has determined that each member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under New York Stock Exchange corporate governance listing standards, the Sarbanes-Oxley Act of 2002, the Audit Committee Charter and the Group 1 Automotive, Inc. Corporate Governance Guidelines.

The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. Based on the recommendation of the Audit Committee, the Board of Directors approved the Audit Committee Charter at a regularly scheduled meeting in February 2016. The Audit Committee Charter is posted on our website, www.group1auto.com, and you may obtain a printed copy of the Audit Committee Charter by sending a written request to Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2015. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 16 “Communication with Audit Committees,” as amended, issued by the Public Company Accounting Oversight Board.

Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Ernst & Young LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to our Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

J. Terry Strange (Chairman)
John L. Adams
Doyle L. Arnold
Stephen D. Quinn
MaryAnn Wright

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Executive Officers

Except as described under the heading “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”, our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this proxy statement regarding our executive officers:

Name	Age	Position
Earl J. Hesterberg	62	President and Chief Executive Officer
John C. Rickel	54	Senior Vice President and Chief Financial Officer
Darryl M. Burman	57	Vice President and General Counsel
Peter C. DeLongchamps	55	Vice President, Manufacturer Relations, Financial Services & Public Affairs
J. Brooks O’Hara(1)	60	Vice President, Human Resources
Frank Grese, Jr.	64	Senior Vice President, Human Resources, Training and Operations Support

(1)	Mr. O’Hara retired from his position as Vice President, Human Resources, effective March 31, 2016.

Mr. Hesterberg’s biographical information may be found on page 18 of this proxy statement.

John C. Rickel
Mr. Rickel was appointed Senior Vice President and Chief Financial Officer in December 2005. From 1984 until joining Group 1, Mr. Rickel held a number of executive and managerial positions of increasing responsibility with Ford Motor Company, a global manufacturer and distributor of cars, trucks and automotive parts. He most recently served as Controller, Ford Americas, where he was responsible for the financial management of Ford’s western hemisphere automotive operations. Immediately prior to that, he was Chief Financial Officer of Ford Europe, where he oversaw all accounting, financial planning, information services, tax and investor relations activities. From 2002 to 2004, Mr. Rickel was Chairman of the Board of Directors of Ford Russia, and a member of the Board of Directors and the Audit Committee of Ford Otosan, a publicly traded automotive company located in Turkey and owned 41% by Ford. Mr. Rickel received his B.S.B.A. and M.B.A. from The Ohio State University.
Darryl M. Burman
Mr. Burman has served as Vice President and General Counsel since December 2006. From September 2005 to December 2006, Mr. Burman was a partner and head of the corporate and securities practice in the Houston office of Epstein Becker Green Wickliff & Hall, P.C. From September 1995 until September 2005, Mr. Burman served as the head of the corporate and securities practice of Fant & Burman, L.L.P. in Houston, Texas. Mr. Burman currently serves as a Director of the Texas General Counsel Forum — Houston Chapter, on the Board of Directors of the University of South Florida Foundation and on the Board of Directors of South Texas College of Law. Mr. Burman holds a degree from the University of South Florida and a J.D. from South Texas College of Law.

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Executive Officers

Peter C. DeLongchamps

Mr. DeLongchamps has served as Vice President, Financial Services and Manufacturer Relations since January 2012. He previously served as Vice President, Manufacturer Relations and Public Affairs from January 2006 through December 2011, and as Vice President, Manufacturer Relations from July 2004 through December 2005. Mr. DeLongchamps began his automotive retailing career in 1980, having worked for General Motors Corporation and BMW of North America, and holding various management positions in the automotive industry. Immediately prior to joining the Company in 2004, Mr. DeLongchamps was President of Advantage BMW, a Houston-based automotive retailer. Mr. DeLongchamps also serves on the Board of Directors of Junior Achievement of Southeast Texas. Mr. DeLongchamps received his B.B.A. from Baylor University.
J. Brooks O’Hara

Mr. O’Hara served as Vice President, Human Resources from February 2000 until his retirement on March 31, 2016, which he announced in December 2015. From 1997 until joining Group 1, Mr. O’Hara was Corporate Manager of Organizational Development at Valero Energy Corporation, an integrated refining and marketing company. Prior to joining Valero, Mr. O’Hara served for a number of years as Vice President of Administration and Human Resources at Gulf States Toyota, an independent regional distributor of new Toyota vehicles, parts and accessories. Mr. O’Hara is a certified Senior Professional in Human Resources (SPHR) and serves on the Board of the Houston Chapter of the American Red Cross. Mr. O’Hara received his B.S. in Marketing from Florida State University and his M.B.A. from the University of St. Thomas.
Frank Grese, Jr.

Frank Grese Jr. was appointed Senior Vice President of Human Resources, Training and Operations Support effective February 1, 2016. Prior to that appointment, Mr. Grese served as Regional Vice President of the West Region from January 2006 to January 2016, and served as the Platform President of Group 1 Atlanta from December 2004 to December 2005. Mr. Grese began his automotive career in the Ford Management Training Program in 1974 where he progressed through various assignments in district offices as well as Ford headquarters in Detroit. He joined Nissan in 1982 where he ultimately held the position of National Dealer Advertising Manager. In 1986, Grese left the manufacturer side of the business and began working in various executive positions, including chief operating officer and district president, with large public and private dealer groups. He last served as Director of Dealership Operations, working extensively with underperforming stores, for a large private dealer group. Mr. Grese graduated from the University of Georgia with a degree in journalism.

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2015 Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. As discussed in greater detail below, our compensation plans are designed to reward our Named Executive Officers for the achievement of these results for our Company and our stockholders. The Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers as of December 31, 2015, who were:

•	Earl J. Hesterberg — President and Chief Executive Officer
•	John C. Rickel — Senior Vice President and Chief Financial Officer;

•	Darryl M. Burman — Vice President and General Counsel;

•	Peter C. DeLongchamps — Vice President, Financial Services, Manufacturer Relations and Public Affairs; and

•	J. Brooks O’Hara — Vice President, Human Resources. Mr. O’Hara announced his retirement from the Company in December 2015.

Business and Financial Highlights

In 2015, Group 1 continued to deliver record setting financial results and increased operational effectiveness. Our results included:

✓	7.0% increase in total revenue to a record $10.6 billion;

✓	Record adjusted net income of $165.5 million, an increase of 9.0%;

✓	Record adjusted diluted EPS of $6.87, an increase of 17.0%;

✓	U.S. revenues of $8.9 billion, reflecting increases in all business lines;

✓	UK revenues of $1.2 billion, an increase of 23.6%;

✓	Achieved all-time U.S. F&I performance record of $1,525 per retail unit;
✓	8.1% U.S. same store parts and service gross profit growth;

✓	Reduction of our weighted average diluted share count by approximately 1.7 million shares;

✓	Record sales of 174,614 new vehicles and 124,153 used vehicles;

✓	Record adjusted U.S. SG&A as a % of gross profit of 72.1%;

✓	Issuance of $300.0 million aggregate principal amount of 5.25% Senior Notes due 2023;

✓	Repurchased over 1.1 million shares of common stock, or roughly 5% of our outstanding shares; and

✓	Acquired five franchises with estimated annual revenues of $340.0 million.

See Exhibit 99.1 to our Current Report on Form 8-K (File No. 001-13461) filed February 11, 2016 for a reconciliation of the non-GAAP measures to the comparable GAAP measures.

2016 Proxy Statement | 27

2015 Compensation Discussion and Analysis

Compensation and Corporate Governance

The Committee continuously reviews best practices in executive compensation and has made several adjustments to elements of our compensation programs over the past several years to further align our executive compensation structure with our stockholders’ interests and current governance practices, including:

Compensation and Corporate Governance Highlights

✓	Non-Executive Chairman of the Board

✓	No Excise Tax Gross-Ups

✓	Say-on-Pay Advisory Vote Conducted Annually

✓	Robust Stock Ownership Guidelines for our Officers and Directors

✓	Annual Board and Committee Self-Evaluations

✓	Director Resignation Policy for Directors who receive a Majority Withheld Vote in an uncontested Director Election
✓	Clawback Provisions for Certain Restatements

✓	Average Board Attendance of 98% during 2015

✓	No Stockholder Rights Plan (Poison Pill)

✓	Company Policy Prohibits Pledging and Hedging of Group 1 Common Stock

✓	Annual Election of our Board of Directors

✓	Independent Compensation Consultant retained by our Compensation Committee, who does not perform any other work for our Company

Role of the Compensation Committee, its Consultant and Management

Our Board has entrusted the Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officer and Senior Vice President of Human Resources also play a role in the implementation of the executive compensation process, by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. All final decisions regarding our Named Executive Officers’ compensation remain with the Committee, except in the case of our Chief Executive Officer where the independent members of the Board makes all decisions with the benefit of recommendations from the Committee.

The Committee has historically engaged Pearl Meyer & Partners (“PM&P”) to serve as its compensation consultant and to advise on executive compensation matters. In 2015, PM&P was engaged to conduct a competitive compensation analysis for the Named Executive Officers. During that time, PM&P reviewed compensation data for our peer companies in comparison to our current compensation practices and made recommendations to the Committee. The Committee retains PM&P directly, although in carrying out assignments PM&P may interact with our management when necessary and appropriate. PM&P does not provide any services to our Company other than its consulting services to the Committee, and the Committee determined that no conflict of interest exists between PM&P and our Company. Please see “Information About our Board of Directors and its Committees — Compensation Committee” for additional information on the role of the Committee, its consultant and management in setting executive compensation.

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2015 Compensation Discussion and Analysis

Objectives of Our Executive Compensation Program

Compensation Philosophy

The Committee believes that the most effective executive compensation program is one designed to recruit, retain and motivate capable leadership and reward those individuals upon the achievement of their personal and departmental objectives as well as upon our Company’s achievement of specific annual, long-term and strategic goals. The Committee evaluates both market competitiveness as well as individual and Company performance to ensure that we maintain our ability to attract, retain and motivate talented employees in key positions. By maintaining competitive compensation and rewarding for performance, the Committee strives to support our overall business objectives and provide our stockholders with a superior rate of return over time.

Our strategic business focus during the fiscal year ended December 31, 2015 consisted of the following objectives:

✓	increasing same store sales performance in new and used
vehicle sales as well as parts and service;

✓	continuing to consolidate key operating processes and
systems to improve our customer responsiveness,
efficiencies and reduce expenses;

✓	maintaining a cost level that aligns with the anticipated
level of business activity; and

✓	seeking new business opportunities within the automotive
retail market so that we can continue to expand our
business operations both in the United States (“U.S.”) and abroad.

Our Named Executive Officers’ individual or departmental goals for the fiscal year ended December 31, 2015 generally consisted of one or more of the following criteria, which provide support for our business objectives:

✓	sustain sales momentum;

✓	continue to strengthen our processes and management for improved operating effectiveness and efficiency;

✓	control costs and expenses as sales levels fluctuate to maximize and leverage our scale;
✓	accelerate the redeployment of capital and management resources away from underperforming dealerships into business operations with better return potential; and

✓	drive the capital allocation process, which balances the mix between investments in sustainable growth and investments that maximize return to stockholders.

Stockholder Input on Executive Compensation Matters

In accordance with applicable law and as described in more detail in Proposal 2 above, our stockholders have the right to vote, on an advisory non-binding basis, on the approval of the compensation of our Named Executive Officers at specified intervals (the “say-on-pay vote”). Stockholders last voted on this matter at the 2015 Annual Meeting of Stockholders, and in accordance with a vote at the 2011 Annual Meeting of Stockholders on the frequency of say-on-pay votes, stockholders currently will vote on such compensation every year.

At our 2015 Annual Meeting of Stockholders, 98% of the shares voted on the say-on-pay vote were in favor of the compensation paid to our Named Executive Officers. The Compensation Committee believes this vote strongly endorses the compensation philosophy, policies and practices of the Company and, therefore, it did not make any significant changes in the structure of our executive compensation program as a result of this say-on-pay vote. The Compensation Committee will continue to consider on an annual basis the vote results for say-on-pay proposals when making compensation decisions for our Named Executive Officers.

In addition to such consideration given to the results of the say-on-pay vote, at various times throughout the year the Compensation Committee considers any input it may receive from stockholders and other stakeholders, and more general developments in executive compensation principles, in the development and implementation of the Company’s executive compensation philosophy, policies and programs. For additional information on the say-on-pay vote with respect to the compensation paid to our executive officers in 2015, see Proposal 2 above.

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2015 Compensation Discussion and Analysis

Market Analysis

We again engaged PM&P to conduct an independent market-based analysis of our executive compensation program in 2015. The market analysis process involved the comparison of long-term, short-term and total compensation with a selected group of peer companies (“Peer Companies”). Compensation data was compared at the 25th, 50th and 75th percentiles of the market.

While we do not think it is appropriate to establish compensation based solely on benchmarking, we believe that the practice of comparing our compensation program to the programs of our peers can be useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our stockholders. Second, comparison analysis allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention and assists in aligning compensation with stockholder interests.

Our Peer Companies remained unchanged for 2015, and include all of the publicly-traded automotive consolidators and specialty retailers associated with automotive sales, and automotive parts and service against whom we most directly compete for executive talent. The list of our Peer Companies is periodically reviewed and updated by the Committee. Our 2015 Peer Companies were:

• Advance Auto Parts, Inc. • Asbury Automotive Group, Inc. • AutoNation, Inc. • AutoZone, Inc. • CarMax, Inc. • Genuine Parts Co. • Lithia Motors, Inc.	• LKQ Corp. • O’Reilly Automotive, Inc. • Penske Automotive Group, Inc. • The Pep Boys – Manny, Moe & Jack • Rush Enterprises, Inc. • Sonic Automotive, Inc.

When evaluating the compensation data and making compensation decisions, the Committee has taken into consideration the variance in revenue size among the entities comprising our Peer Companies. Additionally, the Committee has considered other differences between us and our Peer Companies such as corporate structure, tenure of officers, variance in scope of duties for each officer and other factors when calculating a benchmarking value. This value is used as the basis of comparison of compensation provided by us and our Peer Companies. However, any application of benchmarking data is tempered by our basic staffing philosophy, which is to remain as lean as practical. This guiding principle results in certain of our executive officers having a broad range of job responsibilities, which, at certain of our Peer Companies, may be divided among multiple executive officers. The Committee’s use of benchmarking for specific compensation components is described in more detail below.

Tally Sheets

In 2015, compensation tally sheets for the Named Executive Officers were prepared by our Compensation Manager and reviewed by the Committee. This review consists of a twelve month summary of cash compensation earned, employee benefits provided, stock granted (with value at grant), and value of stock released (with value at release). Total shares and present value of unvested restricted stock is also presented for review. In addition to the PM&P benchmarking analysis, information from these tally sheets was also considered by the Committee in making compensation decisions for the Named Executive Officers, as well as guiding the design of cash and non-cash compensation and benefit programs. The Committee specifically used tally sheets in the following contexts for each Named Executive Officer:

•	To determine the historical value of compensation paid;

•	To determine the value of restricted stock awards forfeited in the event of a voluntary termination when making decisions regarding grants to encourage retention;

•	To understand total compensation potentially payable to the Named Executive Officers under all possible scenarios, including death/disability, retirement, voluntary termination, termination with and without cause and changes of control; and

•	To ensure that the structure of pay at different levels is fair and appropriate.

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2015 Compensation Discussion and Analysis

Compensation Components

Our compensation program for executive officers includes annual cash compensation and long-term equity-based compensation. Annual cash compensation consists of annual base salary and payments under our annual cash incentive plan. Our long-term equity-based compensation consists of equity awards made under our long term incentive plan.

In addition, our Named Executive Officers are eligible to (i) participate in our health and welfare plans, our

Employee Stock Purchase Plan and our retirement plans (401(k) Savings Plan and Deferred Compensation Plan), (ii) receive a vehicle allowance and/or demonstrator vehicle(s), depending on the position held, and (iii) receive perquisites and other personal benefits as described under “Other Benefits” below.

Base Salary

Design. We provide our Named Executive Officers with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our Named Executive Officers at levels that are competitive with comparable companies for the skills, experience and requirements of similar positions, using benchmarking as previously discussed, in order to attract and retain top talent. In order to achieve this goal, we have generally sought to provide base salaries that fall near the 50th percentile of our Peer Companies. We believe that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. Individual base salary levels are generally reviewed each November and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance.

Results. Effective January 1, 2015, the base salaries for Messrs. Rickel, Burman, DeLongchamps and O’Hara were $583,500, $440,300, $465,300 and $318,400 respectively, which was approximately a 3.0% increase from the prior year. Mr. Hesterberg’s base salary was increased by 10% to $1,100,000 for 2015. Prior to this increase, Mr. Hesterberg’s base salary had not been increased since he joined us in 2005. In determining the base salaries for 2015, the Committee reviewed their salaries using the criteria described above and determined to make the increases to position them closer to the 50th percentile of the Named Executive Officers of our Peer Companies.

Compensation Changes for Fiscal 2016. In November 2015, the Committee elected to increase base salaries for Messrs. Rickel, Burman and DeLongchamps, effective January 1, 2016. In determining the base salaries for 2016, the Committee reviewed their salaries using the criteria described above in an effort to position them closer to the 50th percentile of the Named Executive Officers of our Peer Companies. The 2016 base salaries of Messrs. Rickel, Burman and DeLongchamps were scheduled to be increased by approximately 3.0% to $598,500, $453,300 and $469,300, respectively. Mr. Hesterberg’s base salary was not scheduled to be increased. Mr. O’Hara transitioned to a new role at the end of 2015, and his new role and compensation structure are described in greater detail within the Potential Payments upon Termination or Change in Control section. However, in light of challenging economic conditions in some of the Company’s key markets including Texas, Oklahoma and Brazil, the approved 2016 salary increases for the Named Executive Officers were deferred. Their base salaries for 2016 will remain at the 2015 levels.

Annual Incentive Compensation Plan

Annual cash incentive awards are intended to align our annual performance and results with the compensation paid to persons who are most responsible for such performance, and to motivate and reward achievement of Company and individual or departmental performance objectives. Meaningful, performance-related goals are established so that attaining or exceeding the performance targets is not assured, requires significant effort by each of our Named Executive Officers, and if accomplished, contributes to the ongoing overall improvement and success of the Company.

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2015 Compensation Discussion and Analysis

For 2015, the annual incentive compensation plan was based upon achievement of financial and individual, or departmental, goals approved at the beginning of the year by the Committee. The financial and mission-based portions of the annual incentive awards could be awarded independently so that achievement of one was not predicated on the achievement of the other. There is, however, a minimum earnings per share goal established by the Committee at the beginning of each year which has to be achieved before any incentive award is paid. See page 33 for more detail.

The following is a description of the 2015 performance metrics under the plan:

Financial Goal. For 2015, the financial goal portion of our annual cash incentive plan was based on achievement of diluted earnings per share (“EPS”). Diluted earnings per share is generally defined as our net income available to diluted common shares divided by the sum of the weighted average number of common shares outstanding during the period plus those that would have been outstanding, assuming issuance for all dilutive potential common shares. Under the 2015 annual incentive compensation plan, the Committee may, in its sole discretion, adjust the Company’s EPS when determining achievement of the financial goal metric for extraordinary or unusual items that would be included in our annual operating results, but not typically considered at the time the targets were set, such as stock repurchases, certain asset impairments or extraordinary dilutive events which materially affect EPS.

The Committee believes that EPS is the best metric for our financial goal portion of the plan because it incentivizes our executive officers to maximize stockholder return and only rewards executive officers if our stockholders are rewarded. Further, no payments are made under the financial goal portion of the award unless a threshold level of EPS is achieved. The threshold, target and maximum levels of performance for the EPS metric set by the Committee for 2015 were as follows: Threshold — $6.16; Target — $6.46; and Maximum — $6.75.

Mission-based Goals. Mission-based goals typically include four to six specific goals that are normally related to the individual’s functional area and are established at the beginning of each fiscal year jointly by the executive officer and our Chief Executive Officer and reviewed by the Committee, or in the case of the Chief Executive Officer, by the Committee and the Board. These goals are integral toward achieving key business objectives, such as those listed on page 29 which help improve our financial performance, promote corporate efficiencies and contribute to the growth of our Company. In 2015, the following mission-based goals were assigned to each of our Named Executive Officers:

Name	Individual/Departmental Performance Targets
Earl J. Hesterberg

•  Improve long term growth prospects in Brazil

•  Continue to expand business in the UK with specific profit targets

•  Continue to drive gross profit growth and used vehicle growth in the U.S.

•  Achieve selling, general and administrative cost reduction target

John C. Rickel

•  Reduce Brazilian financial controls cost

•  Improve financial internal controls in Brazilian operations

•  Prepare cost reduction plans in the event of lower sales due to regional economic issues

•  Lead efforts on data security

•  Achieve selling, general and administrative cost reduction target

Darryl M. Burman

•  Reduce labor and employment legal fees

•  Develop web based support system for use by General Managers

•  Integrate legal reporting for recent International acquisitions

•  Achieve selling, general and administrative cost reduction target

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2015 Compensation Discussion and Analysis

Name	Individual/Departmental Performance Targets
Peter C. DeLongchamps

•    Enhance relationships with key manufacturers and members of the investment community

•    Maintain capital expenditure projects within budget

•    Maintain minimum vehicle service contract penetration rate

•    Achieve F&I growth target

•    Implement further enhancements to the Company’s “Fair Credit Policy” process

•    Achieve selling, general and administrative cost reduction target

J. Brooks O’Hara

•    Achieve specified recruiting targets focusing on technicians

•    Align the Company’s efforts to comply with all provisions of the Affordable Care Act and remarket all benefit offerings to ensure competitiveness

•    Complete EV5.4 payroll conversion

•    Redesign employee training program

•    Achieve selling, general and administrative cost reduction target

For 2015, the Committee decided that at achievement of threshold or target performance for EPS, each of the performance metrics — financial and mission-based — should be weighted 50%, with the award payout based on 100% of base salary for Messrs. Hesterberg and Rickel and 60% of base salary for Messrs. Burman, DeLongchamps and O’Hara. The Committee also determined that: (i) if the threshold EPS goal was attained, the executive officers would receive one-third of the financial goal portion of their award; and (ii) if the target EPS goal was attained, the executive officers would receive two-thirds of the financial goal portion of their award. In addition, the Committee decided that for 2015 as long as earnings per share was at least $6.16, the mission-based portion of the award would be payable from 0% to 100% according to individual goal achievement levels.

The Committee also decided that at achievement of maximum level of performance for EPS, the total possible cash incentive plan payout for each executive should be increased and such increase would be entirely attributable to the financial performance metric. As such, the executive officers would be eligible to receive the same mission-based award discussed above, however Messrs. Hesterberg, Burman, DeLongchamps and O’Hara would receive 150% of the financial portion of their awards as otherwise described above and Mr. Rickel would receive 130% of the financial portion of his award as otherwise described above. As a result, assuming all mission-based goals were attained, the following table sets forth the threshold, target and maximum annual incentive compensation plan potential payouts for 2015, as a percentage of base salary. The target performance level was set such that, if attained, the total cash compensation paid to our executive officers would approximate the median paid to executive officers at our Peer Companies.

	2015 Incentive Payout as a % of Base Salary
Named Executive Officer	Threshold Performance	Target Performance	Maximum Performance
Earl J. Hesterberg	67%	83%	125%
John C. Rickel	67%	83%	115%
Darryl M. Burman	40%	50%	75%
Peter C. DeLongchamps	40%	50%	75%
J. Brooks O’Hara	40%	50%	75%

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2015 Compensation Discussion and Analysis

Results. For 2015, we achieved the maximum level of our financial goal (EPS) which resulted in the financial goal portion of the annual incentive compensation being paid at the maximum level.

In connection with its review of the performance of our Chief Executive Officer, the Committee determined that Mr. Hesterberg had achieved 90% of his 2015 mission-based goals, resulting in a 90% payment of the mission based payout. Following extensive discussion with our Chief Executive Officer regarding his evaluation of the performance of our Named Executive Officers, the Committee determined that

Messrs. Rickel, Burman and DeLongchamps met or surpassed their individual and departmental goals, resulting in 100% payout of the mission-based payout. Mr. O’Hara achieved all but one of his assigned goals resulting in a 90% payout of the mission based payout. In making these determinations, the Committee specifically considered each executive’s leadership in achieving each of the goals. Based on the Committee’s evaluation of the performance of each of our Named Executive Officers, it determined the degree to which each officer had achieved his goals and the following amounts of incentive compensation were paid:

Annual Incentive Compensation Plan
Named Executive Officer	2015 Mission Based Award Earned $	2015 Financial Based Award Earned $	2015 Incentive Payout as a % of Base Salary	Amount Paid $
Earl J. Hesterberg	495,000	825,000	120	1,320,000
John C. Rickel	291,750	379,275	115	671,025
Darryl M. Burman	132,090	198,135	75	330,225
Peter C. DeLongchamps	136,890	205,335	75	342,225
J. Brooks O’Hara	86,000	143,280	72	229,280

Long-Term Equity Incentive Compensation

Design. To align the compensation of our corporate officers with the attainment of our business goals and an increase in stockholder value, we award long-term equity incentive grants to our executive officers as part of our total compensation package. These awards have been made pursuant to the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan and the 2007 Long Term Incentive Plan.

We believe that restricted stock, subject to time-based vesting requirements, appropriately align management’s interests with those of our Company and our stockholders, while helping to motivate and retain key members of our management team.

When determining the size of the awards, we typically consider amounts that would provide our executive officers with long-term incentive opportunities that, when combined with base salary and annual cash incentive opportunities, result in total direct compensation within the 50th to 75th percentile of our Peer Companies. We then take into account individual performance, the position and value of the Named Executive Officer to our Company, experience and length of service to us, our desire to incentivize the officer to remain with our Company, and the amount of equity previously awarded to the officer.

Vesting of these awards is intended to facilitate retention, and the shares vest over a five-year period with the restrictions relating to the awards lapsing 40% after two years and 20% in each year thereafter. Since 2008, our vesting provisions have been based on the passage of time. Under the terms of the current award agreements, in the event of death or disability of any employee with unvested awards, all granted but unvested awards will automatically vest.

In addition, in the event of a “qualified retirement”, which is a retirement after a minimum of ten years of

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2015 Compensation Discussion and Analysis

service with our Company and the executive attaining the age of 63, upon satisfaction of a two year non-compete and certain non-disclosure covenants, all unvested shares of restricted stock or restricted stock units (granted in prior years) held by the executive officer as of his retirement date will vest.

2015 Awards. In February 2015, the Committee reviewed the tally sheets and the competitive analysis prepared by PM&P to determine how each Named Executive Officer’s base and total compensation compared to their peers and in order to assess all elements of each executive’s pay relative to total compensation. The Committee also considered each executive’s current equity position for purposes of reward and retention and considered other factors, such as size of previous awards, contribution to corporate results, leadership and Company performance during the year when making the decision as to the size of the equity award for each Named

Executive Officer. Based on the analysis and review described above, on February 24, 2015, the Committee granted the following restricted stock awards to the Named Executive Officers: Mr. Hesterberg (35,000 shares), Mr. Rickel (14,430 shares), Mr. Burman (9,140 shares), Mr. DeLongchamps (9,620 shares) and Mr. O’Hara (7,340 shares).

For more information on the 2015 equity awards, please see the section entitled “Executive Compensation — Grants of Plan Based Awards in 2015.”

Compensation Changes for Fiscal 2016. The Committee has made no material changes to our long-term incentive compensation strategy for fiscal 2016.

401(k) Plan

We maintain the Group 1 Automotive, Inc. 401(k) Savings Plan (the “401(k) Savings Plan”) to assist all employees in providing for their retirement. Matching contributions may be in the form of cash or shares of our common stock or a combination of both, as determined by the Committee. All of our matches have been in cash for all employees. Amounts that we contributed to each Named Executive Officer’s 401(k) Savings Plan account are disclosed within the Summary Compensation Table.

Employee Stock Purchase Plan

Generally, under the Group 1 Automotive, Inc. Employee Stock Purchase Plan, all employees, including our Named Executive Officers, are offered the opportunity to purchase up to $25,000 annually of our common stock at a 15% discount to market, provided that the maximum number of shares that may be purchased by an employee shall not exceed

3,000 shares of common stock per quarter. This is an additional equity incentive we offer to all of our employees to further promote their interest in enhancing stockholder value. These shares may not be sold by the employee for a minimum of six months following purchase.

Deferred Compensation Plan

The Group 1 Automotive, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”) is designed as a retention tool for our corporate and regional officers, dealership general managers, other key employees and non-employee directors. It allows participants the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants can choose from various defined investment options in which the deferred compensation is notionally invested. Pursuant to the Deferred Compensation Plan, certain corporate officers, including our Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation and we may make matching contributions to the participants’ accounts. For a more detailed discussion of the Deferred Compensation Plan, please see the section entitled “Executive Compensation — Nonqualified Deferred Compensation.”

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2015 Compensation Discussion and Analysis

Other Benefits

Health and Welfare Benefits. Our Named Executive Officers are eligible to participate in our standard medical, dental, vision, disability insurance and life insurance plans to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our full-time employees.

Vehicle Allowance. Our Chief Executive Officer, under his employment agreement, is provided with two vehicles for his use. Our senior vice president and Chief Financial Officer receives a vehicle allowance of $15,000 per year and the use of one vehicle. Vice presidents are provided with a vehicle allowance of $11,300 per year, a vehicle, or in certain limited cases, both. We have not modified these amounts since 2005.

Other Perquisites and Personal Benefits. We provide certain Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation programs and philosophy. These benefits are provided in order to enable us to attract and retain these executives. For example, we pay for club membership privileges that are used primarily for business but also for occasional personal purposes by our Chief Executive Officer, Mr. Hesterberg. In addition, we own a fractional interest in an aircraft which is primarily used for business purposes. However, we make a portion of our time available to Mr. Hesterberg for personal use during the year. In 2015, Mr. Hesterberg was allowed a maximum of 40 flight hours for personal use; however, his actual personal usage was 23.6 hours. Mr. Hesterberg reimburses us for his personal use based on the published standard industry fare level valuation method. We provide this benefit to Mr. Hesterberg because it optimizes the use of his time and is consistent with similar benefits provided by our Peer Companies.

Employment Agreements, Severance Benefits and Change in Control Provisions

We maintain employment and other compensatory agreements with certain Named Executive Officers to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as non-competition and non-solicitation provisions, as well as change in control payments, are essential to retaining our talent and protecting our stockholders. We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements. These agreements and our severance terminology are described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment, Incentive Compensation and Non-Compete Agreements.” These agreements provide for severance compensation to be paid if the officer’s employment is terminated under certain conditions, such as following a corporate change, involuntary termination, termination by us for “cause,” death or disability, each as defined in the applicable executive’s agreement. The employment and other compensatory agreements between our Company and our Named Executive Officers and the related severance provisions are designed to meet the following objectives:

Corporate Change. In certain limited scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we provide severance compensation to certain Named Executive Officers if the officer’s employment is terminated following a corporate change transaction. Our intent is to promote the ability of the officer to act in the best interests of our stockholders even though his or her employment could be terminated as a result of the transaction. However, as previously discussed, we do not provide any excise tax gross-ups to any of our Named Executive Officers.

Termination without Cause. If we terminate the employment of certain corporate officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Executive Compensation - Potential Payments Upon Termination or Change in Control”. We believe these payments are appropriate because the terminated officer is bound by confidentiality, non-solicitation and non-compete provisions ranging from one to two years after termination. Both parties have mutually agreed to a severance package that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of our Company and its stockholders.

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2015 Compensation Discussion and Analysis

Hedging and Pledging Prohibitions

Our Directors and Named Executive Officers are prohibited from engaging in “short sales” of our stock or otherwise hedging the risk of ownership of our stock. We have also adopted a policy that prohibits our directors and officers from pledging their Company stock, or engaging in any other transaction of a similar nature that has the effect of using Group 1 securities as collateral.

Policy on Payment or Recoupment of Performance-Based Cash Bonuses and Performance-Based Stock Bonuses in the Event of Certain Restatements (“Clawbacks”)

The Committee has adopted a policy on payment or recoupment of performance-based cash bonuses and performance-based stock bonuses in the event of certain restatements, excluding those required by a change in generally accepted accounting principles, which provides that we will require the payment or reimbursement (to the extent permitted by governing law) of all or a portion of any performance-based cash or performance-based stock bonus where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement and (b) a higher or lower payment would have been made to the employee based upon the restated financial results. In each of these instances, we will, to the extent practicable: (a) either make a payment of, or seek to recover, the cash amount by which the individual employee’s annual performance-based bonus was recalculated based on the restated financial results; provided that we will not pay or seek to recover bonuses paid more than three years prior to the date the applicable restatement is disclosed; (b) cause the award or cancellation of any performance-based stock awards; and (c) seek reimbursement of any unearned gains realized on the vesting of performance-based stock attributable to such awards.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our Named Executive Officers, as well as other officers within our Company. The guidelines require our Named Executive Officers to maintain a minimum number of shares of our common stock while they are employed by us. The guidelines reinforce the importance of aligning the longer-term interests of our executive officers with the interests of our stockholders and are expressed in terms of the dollar value of their equity holdings as a multiple of each Named Executive Officer’s base salary. In February 2014, the Board increased the Stock Ownership Guidelines, as follows:

Name	Prior Stock Ownership Guidelines	Current Stock Ownership Guidelines
Earl J. Hesterberg	4×annual base salary	6×annual base salary
John C. Rickel	2×annual base salary	3×annual base salary
Darryl M. Burman	1×annual base salary	2×annual base salary
Peter C. DeLongchamps	1×annual base salary	2×annual base salary
J. Brooks O’Hara	1×annual base salary	2×annual base salary

The dollar value of stock ownership is based on base salary times a multiple divided by the previous 36-month average stock price as calculated on December 31st of each year. Unvested restricted stock awards or restricted stock units are counted towards each Named Executive Officer’s ownership requirement. Stock ownership levels should be achieved by each officer within five years of the adoption of these guidelines, or within five years of the individual’s appointment as an officer. Each of our Named Executive Officers is in compliance with current guidelines.

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2015 Compensation Discussion and Analysis

Tax Deductions for Compensation

In conducting our executive compensation programs, the Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of their three other most highly compensated corporate officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by their stockholders. The Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

Risk Assessment

We have reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to cause behaviors that would have a material adverse effect on our Company. Moreover, we believe that several design features of our compensation programs and policies reduce the likelihood of excessive risk-taking:

✓	The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

✓	We currently do not grant stock options.

✓	The Compensation Committee has discretion over incentive program payouts.

✓	The compensation recovery policy (which extends to all employees participating in the incentive plan) allows our Company to “claw back” payments made using materially inaccurate financial results.
✓	Executive officers are subject to robust stock ownership guidelines.

✓	Compliance and ethical behaviors are integral factors considered in all performance assessments.

✓	We set the proper ethical and moral expectations through our policies, values and procedures and provide various mechanisms for reporting issues.

✓	We maintain an evaluation program, utilizing internal and third-party resources, which enables us to verify that our compensation policies and practices are aligned with expectations, including periodic reviews and audits of our dealership sales and finance departments.

We believe that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

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Report of the Compensation Committee

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Committee:

•	reviewed and discussed the disclosure set forth under the heading “2015 Compensation Discussion and Analysis” with management; and

•	based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “2015 Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Group 1 Automotive, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Max P. Watson, Jr. (Chairman)

John L. Adams

Stephen D. Quinn

J. Terry Strange

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2015 Summary Compensation Table

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during 2015. Our Named Executive Officers consist of our five then-current executive officers, including our Chief Executive Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation (3) ($)	Total ($)
Earl J. Hesterberg	2015	1,100,000	—	2,911,125	1,320,000	170,001	179,746	5,680,872
President and Chief Executive	2014	1,000,000	—	2,881,350	1,250,000	119,519	553,792	5,804,661
Officer	2013	1,000,000	—	2,583,900	666,667	135,860	259,173	4,645,600
John C. Rickel	2015	583,500	—	1,200,215	671,025	224,771	25,585	2,705,097
Senior Vice President	2014	566,500	—	992,465	651,475	155,433	24,550	2,390,423
and Chief Financial Officer	2013	550,000	—	861,300	366,667	160,859	27,039	1,965,865
Darryl M. Burman	2015	440,300	—	760,220	330,225	15,218	66,836	1,612,798
Vice President and	2014	427,500	—	640,300	320,625	11,147	28,586	1,428,158
General Counsel	2013	415,000	—	574,200	166,000	14,950	28,667	1,198,817
Peter C. DeLongchamps	2015	456,300	—	800,144	342,225	55,765	61,899	1,716,333
Vice President, Mfr.	2014	443,000	100,000	704,330	332,250	40,559	25,060	1,645,199
Relations, Financial	2013	430,000	50,000	631,620	172,000	44,871	27,076	1,355,566
Services & Public Affairs
J. Brooks O’Hara	2015	318,400	—	610,505	229,280	38,985	19,250	1,216,420
Vice President, Human	2014	309,200	—	531,449	231,900	30,002	19,100	1,121,651
Resources	2013	300,200	—	516,780	106,571	25,336	18,862	967,749

(1)	The amounts in the “Stock Awards” column reflect the required accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers. These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 in connection with restricted stock awards granted under the Group 1 Automotive, Inc. 2014 Long Term Incentive Plan and the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan. Assumptions made in the calculation of these amounts in fiscal years 2013, 2014 and 2015 are included in Note 5 to the audited financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015, respectively. Certain of these awards have no intrinsic value to the recipient until the performance or vesting schedule is met. For example: As of December 31, 2015, our Named Executive Officers had not realized any value from their 2015 awards because vesting will not begin until 2017, when forfeiture restrictions will lapse as to 40% of the awards. Forfeiture restrictions will lapse as to the remaining 60% of the 2015 awards in 20% increments in 2018, 2019 and 2020. Vesting schedules for equity awards can be found in the footnotes to the “Outstanding Equity Awards as of December 31, 2015” table.
(2)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.24%. We do not offer a pension plan.
(3)	The following table contains a breakdown of the compensation and benefits included under “All Other Compensation” for 2015:

Name	Year	401(k) SavingsPlan Matching Contribution ($)	Automobile Allowance ($)	Use of Demonstrator Vehicle(a) ($)	Airplane Use(b) ($)	Club Membership and Dues ($)	Total ($)
Earl J. Hesterberg	2015	7,950	—	26,080	134,869	10,847	179,746
John C. Rickel	2015	7,950	15,000	2,635	—	—	25,585
Darryl M. Burman	2015	7,950	11,300	9,206	38,380	—	66,836
Peter C. DeLongchamps	2015	7,950	11,300	4,269	38,380	—	61,899
J. Brooks O’Hara	2015	7,950	11,300	—	—	—	19,250

(a)	Represents the incremental cost for personal use of one or more Company demonstrator vehicles. The incremental cost is determined by multiplying the annual lease value of the vehicle by the percentage of personal use, which we track through travel logs.
(b)	Represents the difference between the amount paid by the executive for the use of our leased airplane under the standard industry fare level (“SIFL”) method and the lease cost to us for such use. The SIFL method calculates the executive’s use by multiplying the SIFL cents-per-mile rates applicable for the period during which the flight was taken by the appropriate aircraft multiple (a factor that is determined by using the weight of the aircraft being used, and is also dependent upon whether Mr. Hesterberg is considered a “control employee,” or an officer of our Company, which he is) and then adding the applicable terminal charge. The SIFL cents-per-mile rates in the formula and the terminal charge are calculated by the Department of Transportation and are revised semi-annually.

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Grants of Plan Based Awards in 2015

The following table provides information concerning each grant of an award made to our Named Executive Officers under our annual incentive compensation plan and 2014 Long Term Incentive Plan, including awards that have been transferred, during 2015:

		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Awards ($)
Earl J. Hesterberg	—	—	916,666	1,375,000	—	—
	02/24/2015	—	—	—	35,000	2,911,125
John C. Rickel	—	—	486,250	671,025	—	—
	02/24/2015	—	—	—	14,430	1,200,215
Darryl M. Burman	—	—	220,150	330,225	—	—
	02/24/2015	—	—	—	9,140	760,220
Peter C. DeLongchamps	—	—	228,150	342,225	—	—
	02/24/2015	—	—	—	9,620	800,144
J. Brooks O’Hara	—	—	159,200	238,800	—	—
	02/24/2015	—	—	—	7,340	610,505

(1)	Estimated possible payouts under the 2015 annual incentive compensation plan. The “Threshold” column shows dashes because the ultimate value of the annual incentive compensation payouts could be reduced to effectively zero. The amounts shown in the “Target” and “Maximum” columns assume achievement of 100% of the mission-based goals for each Named Executive Officer. See the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table for actual amounts paid to Named Executive Officers under the annual incentive compensation plan for 2015 and “2015 Compensation Discussion and Analysis — Annual Incentive Compensation Plan” beginning on page 31 of this proxy statement for a description of the annual incentive compensation plan and how the payouts were determined.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors we believe are necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2015.

Employment, Incentive Compensation and Non-Compete Agreements

Earl J. Hesterberg. Effective May 19, 2015, we entered into an employment agreement with Mr. Hesterberg. Mr. Hesterberg’s annual base salary under the employment agreement is $1,100,000 (retroactive to January 1, 2015), subject to increase by the Compensation Committee from time to time.

Subject to the terms and conditions of the agreement, we have agreed to employ Mr. Hesterberg through May 18, 2018. At that time, the employment agreement will automatically convert to a month-to-month relationship terminable at any time by either employer or employee for any reason upon one year advance written notice.

John C. Rickel. Effective January 1, 2009, we entered into an employment agreement with Mr. Rickel. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Rickel through December 31, 2010. Mr. Rickel’s employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of Mr. Rickel’s employment agreement related to termination and change in control are discussed in “Potential Payments upon Termination or Change in Control” beginning on page 45 of this proxy statement.

Darryl M. Burman. Effective December 1, 2009, we entered into an employment agreement with Mr. Burman. Subject to the terms and conditions of the agreement, we agreed to employ Mr. Burman through November 30, 2011. Mr. Burman’s employment agreement automatically renews for successive one-year periods unless either party prior to the expiration of the term provides 60 days prior written notice of termination to the other party. Provisions of

Mr. Burman’s employment agreement related to termination and change in control are discussed in “Potential Payments upon Termination or Change in Control” beginning on page 45 of this proxy statement.

J. Brooks O’Hara. We did not maintain an employment agreement with Mr. O’Hara for the majority of the 2015 year. Effective December 18, 2015, we entered into a transition agreement and an employment agreement with Mr. O’Hara which provided for his continued employment as Vice President, Human Resources through March 31, 2016. Subject to the terms and conditions of the agreements, effective April 1, 2016, Mr. O’Hara ceased to serve as Vice President, Human Resources of Group 1 and transitioned into the role of Director, Special Projects. Additional provisions of Mr. O’Hara’s transition and employment agreements are discussed in “Potential Payments upon Termination or Change in Control” beginning on page 45 of this proxy statement.

Messrs. Hesterberg, Rickel, Burman, DeLongchamps and O’Hara are also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg is entitled to the use of two demonstrator vehicles of his choice, Mr. Rickel is entitled to one demonstrator vehicle of his choice and a vehicle allowance totaling $1,250 per month, and Messrs. Burman and DeLongchamps are entitled to one demonstrator vehicle of his choice and a vehicle allowance totaling $941.66 per month.

All incentive compensation awards payable to Messrs. Hesterberg, Rickel and Burman will be determined by the Committee in its sole discretion in accordance with the terms of our annual incentive compensation program, and all payments pursuant to this program shall be made on or before March 15th of the year following the year of service to which the incentive compensation relates. Payment to Mr. O’Hara of his compensation awards is described more fully in the transition agreement description below.

We have not entered into an employment or non-compete agreement with Mr. DeLongchamps.

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Outstanding Equity Awards at December 31, 2015

The following table provides information concerning restricted stock awards for our Named Executive Officers. As of December 31, 2015, none of our Named Executive Officers had any stock options.

Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Earl J. Hesterberg	03/08/2011 03/02/2012 02/27/2013 02/25/2014 02/24/2015	10,000 18,000 27,000 45,000 35,000	757,000 1,362,600 2,043,900 3,406,500 2,649,500
John C. Rickel	03/08/2011 03/02/2012 02/27/2013 02/25/2014 02/24/2015	2,800 6,000 9,000 15,500 14,430	211,960 454,200 681,300 1,173,350 1,092,351
Darryl M. Burman	03/08/2011 03/02/2012 02/27/2013 02/25/2014 02/24/2015	1,800 4,000 6,000 10,000 9,140	136,260 302,800 454,200 757,000 691,898
Peter C. DeLongchamps	03/08/2011 03/02/2012 02/27/2013 02/25/2014 02/24/2015	1,800 4,000 6,600 11,000 9,620	136,260 302,800 499,620 832,700 728,234
J. Brooks O’Hara	03/08/2011 03/02/2012 02/27/2013 02/25/2014 02/24/2015	1,800 3,600 5,400 8,300 7,340	136,260 272,520 408,780 628,310 555,638

(1)	Forfeiture restrictions on our restricted stock awards lapse over a five-year period: 40% of the award on the second anniversary of the grant date, and 20% on the third, fourth and fifth anniversaries of the grant date, respectively.
(2)	Calculated using value of our common stock at close of market on December 31, 2015 of $75.70.

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2015 Restricted Stock Vested

The following table provides information relating to the vesting of restricted stock during 2015 on an aggregated basis for each of our Named Executive Officers. Our Named Executive Officers currently do not have stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Earl J. Hesterberg	62,000	5,066,940
John C. Rickel	14,200	1,152,996
Darryl M. Burman	8,800	712,652
Peter C. DeLongchamps	9,200	745,508
J. Brooks O’Hara	8,200	663,632

(1)	Represents the gross number of shares acquired upon vesting of restricted stock, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)	Represents the value of the vested restricted stock, calculated by multiplying (a) the number of vested shares of restricted stock by (b) the average of the high and low sales prices of our common stock on the vesting date, which is how we calculate market value for purposes of this table.

Nonqualified Deferred Compensation

The following table sets forth our Named Executive Officers’ information regarding the Deferred Compensation Plan, including, with respect to each officer, (1) the aggregate contributions made by the officer, (2) the employer contribution (3) the aggregate interest or other earnings accrued, and (4) the total balance of the officer’s account.

Name	Executive Contributions in Last FY(1) ($)	Employer Match Contributions in Last FYE(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Balance at Last FYE (4) ($)
Earl J. Hesterberg	924,000	1,045	279,774	3,715,985
John C. Rickel	636,015	806	371,526	5,025,115
Darryl M. Burman	108,974	784	25,803	392,920
Peter C. DeLongchamps	82,134	1,100	92,424	1,227,702
J. Brooks O’Hara	34,392	—	65,285	855,951

(1)	Reported as compensation to the Named Executive Officer in the Summary Compensation Table for 2015, (including any non-equity incentive plan compensation earned during 2015, but paid in 2016).
(2)	Represents portion of Company 401(k) savings plan matching contributions that could not be contributed into the 401(k) savings plan for the individuals due to Code restrictions. The 401(k) Savings Plan matching contributions are reported as “All Other Compensation” in the Summary Compensation Table for 2015.
(3)	The following portions of the aggregate earnings in the last fiscal year were reported in the 2015 “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2015 Summary Compensation Table because they were above-market earnings: Mr. Hesterberg ($170,001), Mr. Rickel ($224,771), Mr. Burman ($15,218), Mr. DeLongchamps ($55,765) and Mr. O’Hara ($38,985).
(4)	The following portions of the aggregate balance amounts for each of the following Named Executive Officers were reported as compensation to the officer in the Summary Compensation Table in 2013 and 2014: Mr. Hesterberg —$66,667 for 2013 and $375,000 for 2014; Mr. Rickel —$385,000 for 2013 and $560,835 for 2014; Mr. Burman —$54,780 for 2013 and $105,806 for 2014; Mr. DeLongchamps —$44,400 for 2013 and $86,450 for 2014; and Mr. O’Hara —$21,314 for 2013 and $23,190 for 2014.

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Pursuant to the Deferred Compensation Plan, certain corporate officers, including Named Executive Officers, may defer up to 50% of their base salary and up to 100% of their incentive compensation. Deferral elections are to be made no later than the last day of the calendar year immediately preceding the calendar year in which such compensation is earned. At the plan administrative committee’s discretion, deferral elections with respect to certain performance-based compensation may be made not later than six months prior to the end of the performance period in which such compensation is earned. In addition, for each calendar year, we contribute an amount on behalf of each executive equal to the amount of the employer match the executive forfeited under the 401(k) Savings Plan in order for the 401(k) Savings Plan to comply with the nondiscrimination requirements of the Internal Revenue Code. Currently, 100% of each Named Executive Officer’s account is vested. We may also make discretionary credits to an officer’s account from time to time, which credits will be subject to a vesting schedule established by us at the time of such credit. We did not make any discretionary contribution credits during the 2014 or 2015 year. If no vesting schedule is established, the officer will be vested in a percentage of the discretionary employer deferral equal to the officer’s vested interest in his “employer contribution account” under the 401(k) Savings Plan. If we undergo a corporate change, the officer will become fully vested in his account under the Deferred Compensation Plan.

Benefits under the Deferred Compensation Plan will be paid no earlier than upon the executive’s termination of service, or, upon a certain date elected by the officer. Benefits will be paid, at the participant’s election, in a lump sum or in annual installments, although all distributions will be paid in cash. Payments upon an executive’s termination of service may be delayed for six months to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Except in the event of unforeseeable financial emergencies, in-service withdrawals are generally not permitted in the Deferred Compensation Plan, although the necessary portion of a participant’s vested account balance may be distributed in order to satisfy certain employment, federal or state taxes. An unforeseeable financial emergency shall allow a participant to access vested funds in his accounts upon the occurrence of: (1) a severe financial hardship of the participant that results from an illness or accident of the participant, or the participant’s beneficiary, spouse or dependent; (2) loss of the participant’s or the beneficiary’s property due to casualty; or (3) a similar extraordinary and unforeseeable circumstance as described in Section 409A of the Internal Revenue Code arising as a result of events beyond the participant’s control.

Deferred amounts will be deemed to be notionally invested in such fund as the participants shall designate. Most of the funds are also available in the Group 1 401(k) Savings Plan except for the Group 1 Guaranteed Crediting Rate investment option which is the default investment option. The Group 1 Guaranteed Crediting Rate investment option is a declared interest rate, which was set by the Committee at 8% for 2015.

Potential Payments upon Termination or Change in Control

We believe providing certain executive officers with severance payments and accelerating the vesting of equity awards in certain circumstances are important retention tools. In addition, we believe that providing for double-trigger payments and equity award vesting to certain key executives in connection with a change in corporate control helps maximize stockholder value by encouraging our executives to objectively review any proposed transaction, whether or not that executive will continue to be employed. Executive officers at other companies in the general market against which we compete for executive talent commonly have equity compensation plans that provide for accelerated vesting upon a corporate change and post-termination payments, and we have consistently provided this benefit to certain executive officers in order to remain competitive in attracting and retaining skilled professionals.

The following discussion discloses the amount of compensation and/or other benefits that would be payable to each of our Named Executive Officers in the event of termination of their employment under the following scenarios: death, disability, with and without cause, for certain constructive termination events, and following a corporate change. All potential payments to the executive officers upon termination of their employment or upon a corporate change that could have occurred on December 31, 2015 are governed by the 2014 Long Term Incentive Plan and the 2007 Long Term Incentive Plan pursuant to which various equity incentive awards were issued and, with respect to Messrs. Hesterberg, Rickel and Burman, the terms of employment agreements as described below and with respect to Mr. O’Hara, the Transition Agreement. None of our Named Executive Officers is entitled to an excise tax gross-up payment. For additional information regarding the employment agreements, see “2015 Compensation Discussion and Analysis — Employment Agreements, Severance Benefits and Change in Control Provisions.”

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Employment Agreements

We maintained employment agreements with Messrs. Hesterberg, Rickel and Burman during 2015. Each agreement provides that in the event the executive is terminated due to an Involuntary Termination or the executive terminates his employment following a Constructive Termination Event, the executive will be entitled to the following:

•	a lump sum payment equal to the executive’s base salary divided by 12 and multiplied by a severance multiplier. The “severance multiplier” in the case of Mr. Hesterberg, Mr. Rickel or Mr. Burman, is the greater of 12 months or the remaining months in the term of the employment agreement. The payment will be made on the first day of the seventh month following the termination of employment;

•	a pro rata bonus calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following the executive’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred;

•	immediate vesting of all unvested restricted stock awards or stock options, which will be exercisable as if the executive had continued to be employed by us for the full term of his employment agreement;

•	the use of a demonstrator vehicle for a period of six months; and

in the case of Mr. Hesterberg, continued medical coverage for Mr. Hesterberg and his spouse until (1) Mr. Hesterberg receives comparable coverage at a new employer, (2) Mr. Hesterberg’s death, or (3) a period of 36 months has passed, beginning on July 1, 2015.

In the event that the executive terminates employment following an involuntary reduction of his salary or incentive compensation targets within six months after a Corporate Change, the executive will be entitled to the same payments and benefits as described in the first three bullets above, except the severance multiplier will be 30 months for Messrs. Hesterberg and Rickel and 15 months for Mr. Burman. Each agreement further provides that if the executive’s employment is terminated due to death or Disability, then the executive is entitled to:

•	his pro rata salary through the date of such termination and a pro rata bonus (based on his termination date), calculated in accordance with our Annual Incentive Compensation Plan, paid in a single lump sum payment at the later of (1) the first day of the seventh month following the executive’s separation from service, or (2) March 15th of the year following the release of earnings for the year in which the separation of service occurred;

•	immediate vesting of all unvested restricted stock awards or stock options, which will be exercisable as if the executive had continued to be employed by us for the full term of his employment agreement;

•	in the case of Disability, the use of a demonstrator vehicle for a period of six months, or in the event of the executive’s Death, for Messrs. Hesterberg and Rickel, the use of the vehicle would go to the surviving spouse, if any, for a period of twelve months; and

•	in the case of Mr. Hesterberg, continued medical coverage for Mr. Hesterberg and his spouse until (1) Mr. Hesterberg receives comparable coverage at a new employer, (2) Mr. Hesterberg’s death, or (3) a period of 36 months has passed, beginning on July 1, 2015.

Mr. Hesterberg’s agreement also provides that if he resigns at any time after May 18, 2018, all unvested equity awards held by Mr. Hesterberg will vest upon satisfaction of certain post-termination employment obligations set forth in his non-compete agreement (discussed below). In addition, if Mr. Hesterberg’s employment is terminated for any reason after May 18, 2018, he will receive his pro rata bonus through the date of his termination, calculated in accordance with the annual incentive compensation plan and paid in a single lump sum payment.

In the event of a termination by the Company for Cause or a Voluntary Termination by the executive, all compensation and benefits will cease as of the respective date of termination. In these circumstances, the executive officers would only receive base salary earned but not yet paid.

The employment agreements contain a covenant that the executives will not sue or lodge any claim against us based upon an Involuntary Termination for any payments in addition to those described above. In the event that the executive breaches this covenant, we will be entitled to recover from that executive all sums we or any of our subsidiaries or affiliates have expended in relation to such action. We will also be entitled to offset any amounts expended in relation to defending such claim against any amounts owed to the executive prior to a final determination of the arbitration provisions provided for in the employment agreement.

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The executives have agreed not to disclose, during or at any time after their employment with us, any of our confidential information or trade secrets. The executives will return all proprietary materials, and all copies thereof, to us upon a termination of employment for any reason, and all copyrighted works that the executive may have created during his employment relating to us or our business in any manner shall remain our property.

These agreements generally contain the following terms, except where noted otherwise below, and the following provisions that could impact the amount of compensation that the executives receive at or following their separation from service from us:

•	“Cause” shall mean any of the following: (1) conviction or plea of nolo contendere to a felony or a crime involving moral turpitude; (2) breach of any material provision of either an agreement with us or our Code of Conduct; (3) the use, for his own benefit, of any confidential or proprietary information of ours, or willfully divulging for his benefit such information; (4) fraud or misappropriation or theft of any of our funds or property; (5) willful refusal to perform his duties or (6) gross negligence; provided, however, that we, before terminating the executive under (2) or (5), must first give written notice to him of the nature of the alleged breach or refusal and must provide him with a minimum of fifteen days to correct the problem. Before terminating him for purported gross negligence we must give written notice that explains the alleged gross negligence in detail and must provide him with a minimum of 20 days to correct the problem, unless correction is inherently impossible.

•	“Corporate Change” shall mean the first to occur of any of the following events: (1) any person acquires 50% or more of our common stock or voting securities, other than (a) any acquisition directly from or resulting from an acquisition of our shares by us, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us, or (c) any acquisition by any entity pursuant to a transaction which complies with clauses (a) or (b); (2) the occurrence of a merger, reorganization, consolidation or disposition of all or substantially all of our assets, unless our stockholders prior to such transaction hold more than 50% of the equity and voting power of the resulting entity or entity holding such assets, no person (other than benefit plans of such entity) holds 50% or more of the equity or voting power of such entity and at least a majority of the board of directors of such entity were members of the Incumbent Board; or (3) our stockholders approve our complete liquidation or dissolution.

•	“Constructive Termination Event” shall occur upon: (1) the failure by us to pay the executive’s compensation as provided in the applicable agreement; (2) relocation without his consent of his primary employment location of more than 50 miles; (3) our request that the executive perform any illegal activity or sign-off on any inappropriate financial statement or acknowledgement; (4) a material diminution in the executive’s position, duties, responsibilities, reporting status, or authority; or (5) a material negative reduction in base salary or incentive compensation targets within six months after a Corporate Change, except that before exercising his right to terminate the employment relationship pursuant to any of the previous provisions, he must first give written notice to our Board of the circumstances purportedly giving rise to his right to terminate and must provide us with a minimum of thirty days to correct the problem, unless correction is inherently impossible.

•	“Disability” shall mean the executive’s becoming incapacitated by accident, sickness or other circumstance that in the reasonable opinion of a qualified doctor approved by our Board, renders him mentally or physically incapable of performing the essential functions of the executive’s position, with or without reasonable accommodation, and that will continue, in the reasonable opinion of the doctor, for a period of no less than 180 days.

•	“Involuntary Termination” shall mean a termination by the executive due to a Constructive Termination Event by itself or in relation to a Corporate Change, or by us for any reason without Cause, at the discretion of our Board; an “Involuntary Termination” also includes the nonrenewal of the executive’s employment agreement by the Board.

•	“Voluntary Termination” shall mean a termination by the executive other than for a Constructive Termination Event.

Group 1 Automotive 2014 Long Term Incentive Plan

The 2014 Long Term Incentive Plan provides that, upon a Corporate Change (as defined below), the Compensation Committee may accelerate the vesting and exercise date of options and stock appreciation rights, cancel options and stock appreciation rights and make payments in respect thereof in cash, adjust the outstanding options and stock appreciation rights as appropriate to reflect the Corporate Change, or provide

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that each option and stock appreciation right is exercisable for the number and class of securities or property that the optionee would have been entitled to had the option or stock appreciation right already been exercised. Upon the occurrence of a Corporate Change, the Compensation Committee may fully vest any restricted stock awards then outstanding and, upon such vesting, all restrictions applicable to the restricted stock will terminate. Further, if the Corporate Change constitutes a change in the ownership or effective control of us or of a substantial portion of our assets, within the meaning of Section 409A of the Code, the Committee may require the mandatory surrender of phantom stock awards upon payment of the maximum value of such awards to their holders.

The 2014 Long Term Incentive Plan provides that a Corporate Change occurs if (1) we are dissolved and liquidated; (2) we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity); (3) we sell, lease or exchange all or substantially all of our assets to any other person or entity; (4) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock; or (5) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.

Our Named Executive Officers do not currently, and at December 31, 2015 did not, hold any unvested stock options or phantom stock awards, and therefore there are no amounts to report with respect to acceleration of stock option awards or payment of phantom stock awards by the Compensation Committee in connection with a Corporate Change.

The award agreements for restricted stock under the Company’s 2014 Long Term Incentive Plan also establish vesting provisions applicable to termination of employment. The award agreement for all grants of restricted stock to our executive officers, except restricted stock granted to Mr. O’Hara in February 2014 and February 2015, provides for accelerated vesting if the executive officer’s employment is terminated due to death or disability. The award agreements for the restricted stock granted to Mr. O’Hara since February 2014 provides for accelerated vesting in the case of death or disability and in the case of a qualified retirement. A “qualified retirement” is the termination of employment on a date that is on or after the employee’s attainment of age 63 and following the employee’s completion of a least ten years of service with the Company and upon satisfaction of a two year non-compete and certain non-disclosure covenants. In connection with the execution by Mr. O’Hara of his transition agreement, the Compensation Committee waived the age requirements for Mr. O’Hara to terminate under a qualified retirement, entitling Mr. O’Hara to continued vesting under his awards if he complies with certain confidential information, non-competition and non-solicitation provisions associated with those awards.

Non-Competition Agreements

Along with their respective employment agreements, Mr. Hesterberg has entered into a non-compete and Messrs. Rickel and Burman have entered into Incentive Compensation and Non-Compete agreements with us, each of which provide that for a period of two years with respect to Messrs. Hesterberg and Rickel, and one year with respect to Mr. Burman following the executive’s termination of employment, the executive will not compete with us or induce any of our employees to leave his or her employment with us or hire any of our employees. However, upon such termination, Mr. Burman shall not be prohibited from immediately engaging in the practice of law, independently or with a law firm, or from performing legal services on our behalf or any business competitive with any line of business conducted by us or any of our subsidiaries or affiliates (including, without limitation, any public or private auto retailer), regardless of termination for Cause, Voluntary

Termination, Involuntary Termination, or expiration of his agreement.

If Mr. Hesterberg violates this agreement, he will also forfeit his rights to any restricted stock and stock options granted pursuant to his employment agreement, and we will have the right to refrain from making any further payments under that agreement, as well as to receive back from Mr. Hesterberg the full value of any payments which were made to him in the previous twelve months as well as the value of any restricted stock or stock options that may have vested during the past twelve months from the date of Mr. Hesterberg’s termination. If Messrs. Rickel or Burman violate their respective agreements, we will have the right to demand forfeiture of any cash or equity award realized during the twelve months prior to the violation.

2016 Proxy Statement | 48

Executive Compensation

Transition Agreement

On December 18, 2015, we entered into a Transition Agreement with Mr. O’Hara pursuant to which he ceased serving as our Vice President, Human Resources effective as of April 1, 2016 (the “Transition Date”) and instead serves as our Director, Special Projects. Effective as of the Transition Date, Mr. O’Hara also ceased serving as one of our executive officers.

Pursuant to the terms of the Transition Agreement, through the Transition Date Mr. O’Hara would, subject to certain events described below, continue to serve as our Vice President, Human Resources and would (1) continue to be paid his regular salary, (2) remain eligible for any bonuses for which he was currently eligible and (3) continue to participate in and receive the health and welfare benefits to which he was entitled prior to his entry into the Transition Agreement.

The Transition Agreement provides that Mr. O’Hara’s service during the transition period would not terminate prior to April 1, 2016 except upon (1) Mr. O’Hara’s death or disability (as defined in his restricted stock agreements) (the “Award Agreements”); (2) a breach by Mr. O’Hara of the material terms of the Transition Agreement or the confidentiality, non-competition or non-solicitation provisions of the Award Agreements; (3) the commission of an act of fraud, embezzlement or other dishonesty by Mr. O’Hara during the transition period; or (4) the commission of any illegal and/or unethical act by Mr. O’Hara in connection with his business activities and which has an adverse and material effect on us. Prior to termination due to any event described in numbers 2-4, above, we must provide Mr. O’Hara with written notice of the event(s) warranting termination and provide him with at least 10 days to respond.

In the event that Mr. O’Hara’s employment is terminated for any reason during the transition period, Mr. O’Hara will receive (subject to his execution of a release of claims): (a) payment of the remainder of his base salary through the Transition Date, (b) a cash payment of $252,000 and (c) any bonus payable with respect to services to the Company in 2015 (to the extent unpaid) and 2016 (pro-rated to reflect the partial year). In addition, unless such termination was due to (i) Mr. O’Hara’s breach of the Transition Agreement or his Award Agreements, (ii) Mr. O’Hara’s commission of an act of fraud, embezzlement or other dishonesty or (iii) the commission by Mr. O’Hara of any illegal and/or unethical act in connection with his business activities (collectively, “Cause”), Mr. O’Hara may elect to continue receiving coverage under our health insurance plans for himself and his qualified dependents, and will be reimbursed for the employer portion of the cost of coverage (or, in the event that such coverage is not available, Mr. O’Hara will receive a cash payment equal to the employer portion of the cost of coverage). Additionally, the Transition Agreement modified the terms of certain restricted stock awards held by Mr. O’Hara, as described above within “Group 1 Automotive 2014 Long Term Incentive Plan.”

In connection with the Transition Agreement, we also entered into an employment agreement with Mr. O’Hara which became effective April 1, 2016. That employment agreement governs the terms of Mr. O’Hara’s continued employment with us following the Transition Date in his role as Director, Special Projects, which, as described above, is not an executive officer position.

Termination and Change in Control Tables for 2015

The following tables summarize the compensation and other benefits that would have become payable to each Named Executive Officer assuming his employment had terminated for the reasons specified below on December 31, 2015, given, if applicable, the Named Executive Officer’s base salary as of that date and the closing price of the Company’s common stock on December 31, 2015, which was $75.70. In addition, the following tables summarize the compensation that would become payable to Messrs. Hesterberg, Rickel and Burman assuming that a Corporate Change of the Company coupled with an involuntary reduction of his salary or incentive compensation target had occurred on December 31, 2015. With respect to Mr. O’Hara, the tables represent payments that he could receive under his Transition Agreement as of December 31, 2015 for a termination of employment.

2016 Proxy Statement | 49

Executive Compensation

Earl J. Hesterberg	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)
Salary and Bonus	3,978,333	3,978,333	4,070,000	1,320,000
Equity Compensation(1)	10,219,500	10,219,500	10,219,500	10,219,500
Use of Vehicle	13,040	13,040	13,040	20,435
Continued Medical(2)	38,926	38,926	38,926	38,926

Total	14,249,799	14,249,799	14,341,466	11,598,861

(1)	The amount in the table was calculated by multiplying $75.70 by the 135,000 unvested shares of restricted stock Mr. Hesterberg held on December 31, 2015 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $10,219,500.
(2)	Amounts shown here are calculated using the COBRA costs for continued coverage as of December 31, 2015.

John C. Rickel	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)
Salary and Bonus	1,254,525	1,254,525	2,129,775	671,025
Equity Compensation(1)	3,613,161	3,613,161	3,613,161	3,613,161
Use of Vehicle	1,318	1,318	1,318	2,635

Total	4,869,004	4,869,004	5,774,254	4,286,821

(1)	The amount in the table was calculated by multiplying $75.70 by the 47,730 shares of unvested restricted stock Mr. Rickel held on December 31, 2015 that we assume for purposes of this calculation would be subject to accelerated vesting, to equal $3,613,161.

Darryl M. Burman	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change ($)	Death and Disability ($)
Salary and Bonus	770,525	770,525	880,600	330,225
Equity Compensation(1)	2,342,158	2,342,158	2,342,158	2,342,158
Use of Vehicle	4,603	4,603	4,603	4,603

Total	3,117,286	3,117,286	3,227,361	2,676,986

(1)	The amount in the table was calculated by multiplying $75.70 by the 30,940 shares of unvested restricted stock Mr. Burman held on December 31, 2015 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $2,342,158.

Peter C. DeLongchamps	Involuntary Termination ($)	Constructive Termination ($)	Corporate Change(2) ($)	Death and Disability ($)
Equity Compensation(1)	—	—	2,499,614	2,499,614

Total	—	—	2,499,614	2,499,614

(1)	The amount in the table was calculated by multiplying $75.70 by the 33,020 shares of unvested restricted stock Mr. DeLongchamps held on December 31, 2015 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $2,499,614.
(2)	Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

2016 Proxy Statement | 50

Executive Compensation

J. Brooks O’Hara	Termination during Transition Period(4) ($)	Corporate Change(5) ($)	Death and Disability ($)
Cash Severance(1)	560,880	—	560,880
Continued Medical(2)	29,556	—	29,556
Equity Compensation(3)	2,001,508	2,001,508	2,001,508

Total	2,591,944	2,001,508	2,951,944

(1)	Includes pro-rata bonus for 2015.
(2)	Amounts shown here are calculated using the COBRA costs for continued coverage as of December 31, 2015.
(3)	The equity compensation amount in the table was calculated by multiplying $75.70 by the 26,440 shares of unvested restricted stock Mr. O’Hara held on December 31, 2015 that we have assumed for purposes of this calculation would be subject to accelerated vesting, to equal $2,001,508.
(4)	A “Termination during Transition Period” would also include a qualified retirement for purposes of determining equity award acceleration for Mr. O’Hara. In the event that the termination was due to a termination by us for Cause, Mr. O’Hara would not receive the continued medical amounts shown in the table above.
(5)	Assumes Compensation Committee determines to accelerate vesting in connection with a Corporate Change.

2016 Proxy Statement | 51

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2015. Directors who are our full-time employees receive no compensation for serving as directors. The only current employees serving as directors are Earl J. Hesterberg, our President and Chief Executive Officer and Lincoln Pereira, Regional Vice President, Brazil, and Chairman of UAB. All compensation paid to Mr. Hesterberg as an employee may be found above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	Total ($)
John L. Adams	215,002	109,998	19,008	106,821	450,829
Doyle L. Arnold(5)	77,878	93,422	14,911	679	186,890
Stephen D. Quinn	113,252	109,998	17,600	87,533	328,383
Beryl Raff(6)	10,000	109,998	19,995	4,586	144,579
J. Terry Strange	121,502	109,998	17,600	27,993	277,093
Max P. Watson, Jr.	100,002	109,998	17,600	—	227,600
MaryAnn Wright	88,252	109,998	14,250	3	212,503

(1)	The amounts included in the “Stock Awards” column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 5 to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K.
(2)	Our directors are offered the option of taking their annual retainer in restricted stock or restricted stock units. In 2015 each non-employee director received 1,236 shares of restricted stock or restricted stock units in payment of the equity portion of the 2015 annual retainer, with the exception of Mr. Arnold who joined the board on February 25, 2015 and received a pro rata annual retainer of 1,133 shares of restricted stock. The forfeiture restrictions on restricted stock lapse fully after six months. Pursuant to the 2014 Long Term Incentive Plan, restricted stock units held by a director may be settled in cash or shares of our common stock upon the termination of the director’s membership on our Board. All unvested restricted stock or restricted stock units held by a director vest upon the retirement, death or disability of the director. In the event that a director’s membership on our Board is terminated for cause, the director, for no consideration, forfeits to us all unvested restricted stock or restricted stock units. Restricted stock or unvested restricted stock units may not be sold or otherwise transferred.
(3)	Reflects the maximum cost associated with the personal use of one Company vehicle or the economic equivalent.
(4)	Amounts reflect above-market earnings on the Deferred Compensation Plan. Amounts are reflective of earnings in excess of 120% of the applicable federal long-term rate, with compounding, of 3.24%. We do not offer a pension plan.
(5)	Mr. Arnold was appointed to the Board on February 25, 2015.
(6)	Ms. Raff resigned as a member of the Board and Compensation Committee and as Chair of the Nominating/Governance Committee effective February 20, 2015.

2016 Proxy Statement | 52

Director Compensation

Retainers and Fees

The table below sets forth the compensation we pay to our non-employee directors which governed the 2015 compensation program:

Retainer and Meeting Fees(1)	($)
Annual Retainer
Annual Cash Retainer	45,000
Equity Retainer(2)	110,000
Committee Chair Retainer
Non-Executive Chairman of the Board	100,000
Audit Committee Chair	25,000
Compensation Committee Chair	15,000
Finance/Risk Management Committee Chair	15,000
Nominating/Governance Committee Chair	10,000
Board and Committee Meeting Fees
Board Meetings	2,500
Audit Committee Meetings	2,500
Non-Audit Committee Meetings	1,500
Vehicle Stipend(3)	17,600

(1)	All cash retainer amounts and meeting fees are paid quarterly. Abbreviated meetings, as determined at the discretion of the chair, result in the payment of one-half of the regular fees for the meeting.
(2)	The equity portion of the retainer is paid annually in restricted stock or restricted stock units valued at approximately $110,000 at the time of the grant pursuant to the 2014 Long Term Incentive Plan.
(3)	The use of one vehicle, or the economic equivalent.

Equity-Based Compensation

The equity portion of non-employee directors’ retainers is paid annually in restricted stock or restricted stock units valued at approximately $110,000 at the time of the grant pursuant to the 2014 Long Term Incentive Plan. Directors can elect whether to receive the equity retainer in restricted stock or restricted stock units. In 2015, all of our then current Directors elected to receive their annual retainer in restricted stock, except for Ms. Wright, who elected to receive restricted stock units. The grant was effective January 2, 2015 and was determined based on the average of the high and low market price of our common stock on that date. Accordingly, each non-employee director received 1,236 shares of restricted stock or restricted stock units in payment of the equity portion of the 2015 annual retainer. Mr. Arnold was elected to the Board on February 25, 2015. Upon his election, he received a pro rata annual retainer of 1,133 shares of restricted stock.

The restricted stock or restricted stock units vest fully after six months. All unvested restricted stock or restricted stock units held by a director vest upon the retirement, death or disability of the director. The vested restricted stock units held by a director are settled in cash or shares of our common stock upon the termination of the director’s membership on our Board of Directors. In the event that a director’s membership on our Board of Directors is terminated for any reason other than retirement, death or disability, the director, for no consideration, forfeits to us all of his unvested shares of restricted stock or restricted stock units. Any unvested restricted stock and any restricted stock units may not be sold or otherwise transferred.

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Director Compensation

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines that apply to our non-employee directors. The guidelines currently require our non-employee directors to own and hold 10,000 shares of our common stock. The holding requirement was determined based on competitive market practice. Stock ownership levels should be achieved by each director within five years of first appointment to the Board. Stock that applies toward satisfaction of these guidelines includes:

(1) shares of common stock owned outright by the director and his or her immediate family members who share the same household, whether held individually or jointly and (2) awarded restricted stock and restricted stock unit shares. With the exception of Ms. Wright who joined our Board in August 2014, and Mr. Arnold who joined our Board in February 2015, each of our directors is currently in compliance with these guidelines.

Nonqualified Deferred Compensation

Messrs. Adams, Arnold, Quinn and Strange have elected to participate in the Deferred Compensation Plan, described in greater detail above. The plan provides those directors who elect to participate an opportunity to accumulate additional savings for retirement on a tax-deferred basis. The non-employee directors may defer any portion of the cash compensation (annual retainer or meeting fees) that he or she receives with respect to the services provided to our Board, including any committee services, and the director will be 100% vested in his account at all times. We have complete discretion over how the deferred funds are utilized and they represent our unsecured obligation to the participants.

Ms. Wright, while not an elected plan participant, has the cash portion of a marginal share from her annual equity retainer deferred into the Deferred Compensation Plan.

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Certain Relationships and Related Transactions

Transactions

During fiscal year 2015 we were not, and we are not currently, a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000, in which any of our directors, executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, except as described below and the compensation arrangements (including with respect to equity compensation) described in “2015 Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”

Mr. Hesterberg’s son, Brian Hesterberg, worked as a General Manager at one of our dealerships in Houston. His compensation during 2015 was $166,186.97. Brian Hesterberg resigned his position with our company in October 2015.

Information below pertains to certain related party transactions related to the operations of our subsidiary UAB, which we acquired in February 2013. All of the operations of UAB are in Brazil. The conversion of amounts expressed in Brazilian Reais to U.S. Dollars was calculated by using the average currency exchange rate for 2015, as provided by Oanda. The applicable exchange rates are: R$3.9572 = USD$1.00.

Lincoln Pereira and UAB

During 2015 we paid Mr. Lincoln Pereira, a Director of our Company, R$916,351.68 (USD$231,565.67) cash compensation for his services as our Regional Vice President, Brazil and as Chairman of our Brazilian subsidiary, UAB.

Mr. Pereira’s brother, Ricardo Ribeiro da Cunha Pereira, serves as Commercial Vice President, Paraná. During 2015 we paid Mr. Ricardo Pereira R$391,735.13 (USD$98,993.01) in total compensation, consisting of R$364,583.97 (USD$92,131.80) of cash compensation and R$27,151.16 (USD$6,861.20) for health insurance.

Mr. Pereira’s brother, Andre Ribeiro, serves as Commercial Operations Director. During 2015 we paid Mr. Ribeiro R$994,747.68 (USD$251,376.65) in total compensation, consisting of R$913,147.68 (USD$230,756.01) of cash compensation and R$81,600.00 (USD$20,620.64) for health insurance.

UAB leases office and retail space at market rates from Santorini Negócios Imobiliários Ltda. (“Santorini”), a real estate company which was co-founded by

Mr. Pereira. The lease provides for monthly payments of R$130,760.50 (USD$33,043.69) and is adjusted annually pursuant to the IGP-M/FGV index. The lease expires in February 2029, but can be terminated with one month prior notice, subject to a three month early-termination penalty payment. Current owners of Santorini include Mr. Pereira’s wife, Anna Luiza Flecha de Lima da Cunha Pereira, who also manages the property, Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law, and Andrea Maria Flecha da Lima, Mr. Pereira’s sister-in-law. Total payments to Santorini in 2015 are R$1,569,126 (USD$396,524.31). Mr. Pereira holds no ownership interest in Santorini.

UAB also leases office space at market rates from Irene Maria Flecha de Lima, Mr. Pereira’s mother-in-law. The lease provides for monthly payments of R$16,208.00 (USD$4,095.83) and is adjusted annually pursuant to the IGP- M/FGV index. The lease expires in June 2020, but can be terminated at any time with one month prior notice. Total payments to Irene Maria Flecha de Lima in 2015 are R$194,496.00 (USD$49,149.90).

UAB is represented in legal matters by Cunha Pereira Law Firm. Cunha Pereira Law Firm is controlled by Mr. Pereira and his father. Mr. Pereira’s cousin, Joao Candido Cunha Pereira, also represents UAB in legal court cases solely relating to the State of Paraná, but is not associated with the Cunha Pereira Law Firm. These legal services are governed by a contractual relationship signed in January 2012 for an undetermined term, and can be terminated at any time with 90 days’ notice. All legal rates are at or below the current market rate for such legal services. Total payments to the Cunha Pereira Law Firm in 2015 are R$61,832.84 (USD$15,625.40), and total payments to Joao Candido Cunha Pereira in 2015 are R$338,207.00 (USD$85,466.24).

UAB purchases newspaper and radio advertising space from RPC Comunicações (“RPC”), a communications group in the state of Parana owned by Therezinha Cunha Pereira, Guilherme Cunha Pereira and Ana Amelia Cunha Pereira, Mr. Pereira’s aunt and two cousins, respectively. The prices are negotiated based on a price list published by RPC. UAB’s marketing department purchases the advertising space directly from RPC without any involvement from Mr. Pereira. The advertising space is purchased at or below current market rates for such services, on an “as-needed” basis. Total payments to RPC in 2015 are R$24,321.19 (USD$6,146.06).

2016 Proxy Statement | 55

Certain Relationships and Related Transactions

Policies and Procedures

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our General Counsel’s office is primarily responsible for the development and implementation of procedures and controls to obtain information from the directors and executive officers with respect to related person transactions and for subsequently determining, based on the facts and circumstances disclosed to them, whether we or a related person has a direct or indirect material interest in the transaction. As required under the SEC’s rules, transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statement.

Our Code of Conduct discourages all conflicts of interest and provides guidance on handling conflicts of interest. Under the Code of Conduct, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our Company. Our restrictions on conflicts of interest under the Code of Conduct include related person transactions.

We have multiple processes for reporting conflicts of interests, including related person transactions. Under the Code of Conduct, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Internal Audit Department, General Counsel, Audit Committee, our Board or our independent registered public accounting firm, as deemed necessary, and discussed with management. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to a third party;

•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director, executive officer or employee to act in the best interest of our Company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the New York Stock Exchange; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all such transactions must be approved or ratified by our Board. Any member of our Board who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, our legal staff annually distributes a questionnaire to our executive officers and members of our Board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct. At the completion of the annual audit, our Audit Committee and the independent registered public accounting firm review with management, insider and related person transactions and potential conflicts of interest. In addition, our internal audit function has processes in place, under its written procedure policies, to identify related person transactions and potential conflicts of interest and report them to senior management and the Audit Committee.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, our Corporate Governance Guidelines require that our Board assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information about our Board and its Committees — Independence of the Members of our Board.”

2016 Proxy Statement | 56

Security Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our Named Executive Officers, our current directors and Named Executive Officers as a group, and any stockholders with over 5% of our common stock. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as otherwise indicated, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock in the table. In addition, except as otherwise indicated, all information is as of March 21, 2016.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)		Percent of Class Outstanding(3)
Earl J. Hesterberg	459,658	(4)	2.0%
John C. Rickel	166,304		*
Darryl M. Burman	74,633		*
Peter C. DeLongchamps	52,448		*
J. Brooks O’Hara	30,994		*
John L. Adams	59,588	(5)	*
Doyle L. Arnold	5,107	(6)	*
Lincoln Pereira	583,363	(7)	2.5%
Stephen D. Quinn	37,480		*
J. Terry Strange	50,956		*
Max P. Watson, Jr.	51,150		*
MaryAnn Wright	3,270		*
All directors and Executive Officers as a group (13 persons)	1,615,105	(8)	7.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	2,534,479	(9)	11.0%
Dimensional Fund Advisors LP. 6300 Bee Cave Road Austin, TX 78746	2,049,654	(10)	8.9%
Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153	1,766,629	(11)	7.7%
Eminence Capital, LP 65 East 55th Street, 25th Floor New York, NY 10022	2,190,730	(12)	9.5%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,586,133	(13)	6.9%

*	Represents less than 1% of the outstanding common stock

2016 Proxy Statement | 57

Security Ownership Information

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 800 Gessner, Suite 500, Houston, Texas 77024.
(2)	Includes restricted shares as to which the individual has voting, but not dispositive, power, as follows: Mr. Hesterberg (124,000 shares), Mr. Rickel (47,160 shares), Mr. Burman (30,280 shares), Mr. DeLongchamps (32,620 shares), Mr. O’Hara (17,720 shares). Also includes the 2016 annual retainer of 1,474 shares of restricted stock or restricted stock units granted to each of Messrs. Adams, Arnold, Quinn, Strange and Watson, and Ms. Wright, on January 2, 2016. The Board’s retainer shares will vest on July 2, 2016.
(3)	Based on total shares outstanding of 22,967,460 at March 21, 2016.
(4)	Includes 43,800 shares held indirectly in three trusts for Mr. Hesterberg’s children, of which his spouse is the Trustee.
(5)	Includes 2,000 shares held indirectly through the Susie and John L. Adams Family Foundation.
(6)	Includes 2,500 shares held indirectly through the Arnold Revocable Trust.
(7)	Mr. Pereira has shared voting and dispositive power with respect to 269,226 shares; all such shares are owned by Abbe Investments, Ltd., a British Virgin Islands company, owned 98% by Mr. Pereira and 2% by his spouse. In addition, Mr. Pereira has sole voting, but no dispositive, power with respect to 314,137 shares held in escrow for the benefit of Mr. Pereira and João Alberto Gross Figueiró, André Ribeiro da Cunha Pereira, Maurício Vaz Rodrigues and Roger Penske, Jr., pursuant to a Stockholders’ Agreement dated February 28, 2013. Mr. Pereira has been designated the Stockholder Representative for those shares and directs voting of the shares. Of the 314,137 shares held in escrow, 73,553 shares have been designated for Mr. Pereira.
(8)	Includes 260,624 restricted shares as to which the executive officers and directors currently have voting, but not dispositive, power.
(9)	As reported on Amendment No. 7 to Schedule 13G as of December 31, 2015 and filed with the SEC on February 10, 2016. BlackRock, Inc., as a parent holding company or control person, has sole voting power over 2,455,685 shares and sole dispositive power over, and aggregate beneficial ownership of, 2,534,479 shares. The subsidiaries of BlackRock, Inc. that acquired the shares reported by BlackRock, Inc. are as follows: BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., BlackRock Life Limited and BlackRock Investment Management (UK) Limited. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, and no one person’s interest in the common stock is more than five percent of the total outstanding common shares.
(10)	As reported on Amendment No. 10 to Schedule 13G dated as of December 31, 2015 and filed with the SEC on February 9, 2016. Dimensional Fund Advisors LP, or certain of its subsidiaries (collectively, “Dimensional”) serve as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional has sole voting power as to 2,028,890 shares and sole dispositive power as to 2,049,654 shares. Dimensional disclaims beneficial ownership of all such shares.
(11)	As reported on Amendment No. 2 to Schedule 13G dated as of December 31, 2015 and filed with the SEC on February 16, 2016 by Glenview Capital Management, LLC (“GCM”), and Lawrence M. Robbins, Chief Executive Officer of GCM (“Robbins”). GCM serves as investment manager to each of Glenview Capital Partners, L.P. (“Glenview Capital”), Glenview Capital Master Fund, Ltd. (“Glenview Capital Master”), Glenview Institutional Partners, L.P. (“Glenview Institutional”), Glenview Offshore Opportunity Master Fund, Ltd (“Glenview Offshore”), and Glenview Capital Opportunity Fund, L.P. (“Glenview Capital Opportunity”). GCM and Robbins may be deemed the beneficial owner of 1,766,629 shares, consisting of (i) 46,009 shares held for the account of Glenview Capital, (ii) 627,260 shares held for the account of Glenview Capital Master, (iii) 348,861 shares held for the account of Glenview Institutional, (iv) 417,797 shares held for the account of Glenview Offshore, and (v) 326,702 shares held for the account of Glenview Capital Opportunity. GCM and Robbins have shared voting and dispositive power as to 1,766,629 shares.

2016 Proxy Statement | 58

Security Ownership Information

(12)	As reported on Amendment No. 3 to Schedule 13G dated as of December 31, 2015 and filed with the SEC on February 16, 2016 by Eminence Capital, LP, Eminence GP, LLC, and Ricky C. Sandler. The foregoing entities and person beneficially own 2,189,523 shares of common stock. Eminence Capital, LP has shared voting power and shared dispositive power with respect to 2,189,523 shares of common stock; and Eminence GP, LLC has shared voting power and shared dispositive power with respect to 1,810,086 shares of common stock. Ricky C. Sandler is the beneficial owner of 2,190,730 shares of common stock, having sole voting power and sole dispositive power with respect to 1,207 shares of common stock and shared voting power and shared dispositive power with respect to 2,189,523 shares of common stock.
(13)	As reported on Amendment No. 4 to Schedule 13G dated as of December 31, 2015 and filed with the SEC on February 11, 2016. The Vanguard Group, Inc. has sole voting power as to 33,769 shares, shared voting power over 1,400 shares, sole dispositive power over 1,552,364 shares, shared dispositive power over 33,769 shares and aggregate beneficial ownership of 1,586,133 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 32,369 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,800 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and any person who owns more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, all filing requirements were met.

2016 Proxy Statement | 59

Stockholder Proposals for 2017 Annual Meeting

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2017 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 9, 2016. No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Amended and Restated Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Amended and Restated Bylaws. Subject to the exception described below, a stockholder making a nomination for election to our Board or a proposal of business for the 2017 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2016 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2017 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 17, 2017 and no later than March 9, 2017.

If we increase the number of directors to be elected at an Annual Meeting and do not make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least

80 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating/Governance Committee may request additional information from the nominee or the stockholder. For any other business that a stockholder desires to bring before an Annual Meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. Finally, if a stockholder provides notice for either event described above, the notice must also include the following information in addition to any other information required by Rule 14a- 8:

•	the name and address of the stockholder as it appears on our books;

•	the name and address of the beneficial owner, if any, as it appears on our books; and

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

2015 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to 800 Gessner, Suite 500, Houston, TX 77024, Attn: Corporate Secretary.

2016 Proxy Statement | 60

Householding

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders with the same last name reside, unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to opt out of householding, and would like to have separate copies of the Notice of Internet Availability or proxy materials, as applicable, mailed to each stockholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Broadridge Financial

Solutions, Inc., by calling 1-800-542-1061 or by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will promptly deliver the requested materials. Beneficial owners (street name stockholders) sharing an address who are receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, and other stockholder communications and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such materials be mailed to all stockholders at the shared address in the future.

However, please note that if you want to receive a paper proxy card or other proxy materials for purposes of this year’s meeting, you should follow the instructions included in the information that was sent to you.

Other Matters

As of the date of filing this proxy statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

By Order of the Board of Directors

Beth Sibley Corporate Secretary

2016 Proxy Statement | 61

APPROXIMATELY 175,000 NEW VEHICLES SOLD

3RD LARGEST AUTO RETAILER IN THE US

34 BRANDS

GROUP 1 AUTO.COM

INTEGRITY • TRANSPARENCY • PROFESSIONALISM • TEAMWORK

GLOBAL

162 TOTAL DEALERSHIPS

INTERNATIONAL FORTUNE 500 AUTO RETAILER

GROUP 1 AUTOMOTIVE, INC. 800 Gessner Suite 500 HOUSTON, TX 77024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 17, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐

Nominees

01	John L. Adams 02 Doyle L. Arnold 03 Earl J. Hesterberg 04 Lincoln Pereira 05 Stephen D. Quinn
06	J. Terry Strange 07 Max P. Watson, Jr. 08 MaryAnn Wright

The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain

2.	Advisory approval of the Company's executive compensation						☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016						☐	☐	☐

NOTE: In their discretion, such attorney-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)					☐
			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000280492_1     R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders for the fiscal year ended December 31, 2015 is/are available at www.proxyvote.com

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GROUP 1 AUTOMOTIVE, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all prior proxies and appoints Earl J. Hesterberg and John C. Rickel, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock of Group 1 Automotive, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on May 18, 2016 at 10:00 a.m., Central Daylight Time at Sterling McCall Lexus, 10025 Southwest Freeway, Houston, Texas, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2 and FOR proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2016 Annual Meeting of Stockholders or at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000280492_2     R1.0.1.25